As filed with the Securities and Exchange Commission on
___________________, 1996.    Registration No. 333-_________________.

=====================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549
                  ----------------------------------
                              FORM SB-2
                       REGISTRATION STATEMENT
                                Under
                     The Securities Act of 1933
                  ---------------------------------

                       IGG INTERNATIONAL, INC.
---------------------------------------------------------------------
           (Exact name of Registrant specified in charter)

Nevada                            7900                 92-0152249
---------------------------------------------------------------------
(State of                   (Primary Industrial   (I.R.S. Employer
Incorporation)                 Classification)          I.D.#)

                   One Kendall Square Building 300
                              Suite 200
                   Cambridge, Massachusetts   02139
                        Tel:  (617) 621-3133
---------------------------------------------------------------------
(Address, including zip code of principal place of business and telephone number, including area code of Registrant's principal executive offices.)

                          Conrad C. Lysiak
                   Attorney and Counselor at Law
                  West 601 First Avenue, Suite 503
                     Spokane, Washington 99204
                            (509) 624-1475
---------------------------------------------------------------------
(Name, address, including zip code and telephone number, including area code of agents for service.)

Approximate date of commencement date or proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x].

The Exhibit Index for this Registration Statement begins on sequential page number 112.

=====================================================================

                   CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                   Proposed  Proposed
Title of                           Maximum   maximum
each class of                      offering  aggregate
securities to       Amount to be   price per offering       Amount of
be registered       registered     Share [1] price          registration fee
-------------------------------------------------------------------------------
Warrants            500,000        $0.001    $       500    $     0.17

Shares issuable
upon the exercise
of the Warrants     500,000        $5.00     $ 2,500,000    $   862.07

-------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                       $ 2,500,000    $   862.24
-------------------------------------------------------------------------------


[1] Estimated solely for the purpose of calculating the registration fee.


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall be come effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       IGG INTERNATIONAL, INC.

                 CROSS REFERENCE SHEET PURSUANT TO
           RULE 404 (a) AND ITEM 501 (b) OF REGULATION S-B

Form S-B Item #
and Caption                        Caption in Prospectus
---------------------------------------------------------------------
 1   Front of Registration
     Statement and Outside Front
     Cover of Prospectus           FACING PAGE; CROSS REFERENCE SHEET;
                                   OUTSIDE FRONT COVER PAGE

 2   Inside Front and
     Outside Back Cover of
     Pages of Prospectus           INSIDE FRONT COVER PAGE; OUTSIDE
                                   BACK COVER PAGE
 3   Summary Information and
     Risk Factors                  PROSPECTUS SUMMARY; RISK FACTORS;
                                   THE COMPANY

 4   Use of Proceeds               PROSPECTUS SUMMARY; USE OF PROCEEDS

 5   Determination of
     Offering Price                OUTSIDE FRONT COVER PAGE; PLAN OF
                                   DISTRIBUTION

 6   Dilution                      DILUTION

 7   Selling Securityholders       NOT APPLICABLE

 8   Plan of Distribution          INSIDE FRONT COVER PAGE; PLAN OF
                                   DISTRIBUTION

 9   Legal Proceedings             BUSINESS

10   Directors, Executive
     Officers, Promoters
     and Control Persons           MANAGEMENT

11   Security Ownership of
     Certain Beneficial
     Owners and Management         MANAGEMENT

12   Description of
     Securities                    OUTSIDE FRONT COVER PAGE;
                                   DESCRIPTION OF SECURITIES; PLAN OF
                                   DISTRIBUTION

13   Interest of Named Experts
     and Counsel                   LEGAL MATTERS; EXPERTS

Form S-B Item #
and Caption                   Caption in Prospectus
---------------------------------------------------------------------

14   Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities                   BUSINESS

15   Organization Within
     Last 5 Years                  THE COMPANY; BUSINESS

16   Description of Business       PROSPECTUS SUMMARY; BUSINESS

17   Management's Discussion
     and Analysis or Plan of
     Operation                     MANAGEMENT'S DISCUSSION AND
                                   ANALYSIS OF FINANCIAL CONDITION AND
                                   RESULTS OF OPERATIONS

18   Description of Property       BUSINESS

19   Certain Relationships and
     Related Transactions          MANAGEMENT

20   Market for Common Equity
     and Related Stockholder
     Matters                       DIVIDEND POLICY; PRINCIPAL
                                   SHAREHOLDERS; SHARES AVAILABLE FOR
                                   FUTURE SALES

21   Executive Compensation        MANAGEMENT

22   Financial Statements          FINANCIAL STATEMENTS

23.  Changes In and Disagreements
     with Accountants on
     Accounting and Financial
     Disclosures                   NOT APPLICABLE

PROSPECTUS
                     500,000 Warrants to Purchase
                  500,000 Shares of Common Stock and
                   500,000 Shares of Common Stock.

                       IGG INTERNATIONAL, INC.

     This Prospectus relates to the sale of 500,000 Warrants to purchase 500,000 shares of Common Stock (the "Warrants") of IGG International, Inc. (the "Company") and 500,000 shares of Common Stock of the Company, $0.01 par value (the "Common Stock"), which are offered by Trinity American Corporation ("Trinity"). The exercise price of each Warrant is $5.00. The Warrants can be exercised for a period of one year commencing on the date this offering is declared effective by the Securities and Exchange Commission. Beginning on the effective date of the offering, Trinity may offer the Warrants and/or Common Stock for sale in regular market transactions or through broker/dealers at prevailing market prices or otherwise from time to time. The Company will receive the exercise price of each option, but will not receive any of the proceeds of from the sale of the Warrants or Common Stock.

     The Warrants are not traded and Common Stock is traded in the over-the-counter market. Quotations are published on the Bulletin Board operated by the National Association of Securities Dealers, Inc. (the "Bulletin Board") under the symbol "IGGI." On November 11, 1996, the closing per share bid price for the Company's Common Stock, as reported on the Bulletin Board was $2.875. This price does not represent a transaction price and there is no assurance that a significant quantity of the Common Stock could be sold at this price.

     FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE COMMON STOCK AND WARRANTS, SEE "RISK FACTORS."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY IS REQUIRED TO DELIVER AN ANNUAL REPORT TO SECURITY HOLDERS PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934, CONTAINING AUDITED FINANCIAL STATEMENTS WITH A REPORT THEREON BY ITS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AS WELL AS QUARTERLY REPORTS FOR THE FIRST THREE QUARTERS OF EACH FISCAL YEAR CONTAINING UNAUDITED FINANCIAL INFORMATION.

     UNTIL ________________________, (NINETY DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     The date of this Prospectus is _________________, 1997.

---------------------------------------------------------------------
                         PROSPECTUS SUMMARY
---------------------------------------------------------------------

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

The Company         IGG International, Inc. (the "Company") is a
                    start-up biotech company.  See "Business."

                    The Company's offices are located at One Kendall Square Building 300, Suite 200, Cambridge,
                    Massachusetts 02139. The Company's telephone number is (617) 621-3133.

The Offering        Trinity American Corporation is selling 500,000
                    warrants (the "Warrants") to purchase 500,000 shares of common stock of the Company and/or
                    500,000 shares of common stock (the "Shares") underlying the 500,000 Warrants. See "Description of Securities."

                                        50% of the     100% of the
                                        Warrants       Warrants
                                        Exercised      Exercised

Shares being Offered.    .         .       250,000        500,000
Shares Outstanding .     .    .    .     8,955,081      8,955,081
Shares to be Outstanding .    .    .     9,205,081      9,455,081
Gross Proceeds from the
  Exercise of the Warrants    .    .     1,250,000      2,500,000
Estimated Expenses of the Offering
  including Selling Commissions    .    $   20,000     $   20,000
Net Proceeds to the Company After
  Deducting Estimated Expenses .   .    $1,230,000     $2,480,000


Use of Proceeds     The net proceeds available to the Company upon
                    completion of this offering and after deducting the commissions and estimated offering expenses will be approximately $1,220,000 if 50% of the Warrants are exercised and $2,470,000 if 100% of the Warrants are exercised. The Company intends to use the proceeds to fund the costs of research, development and testing. The Company will not receive any proceeds from the sale of the Warrants or sale of the Shares. See "Use of Proceeds" and "Proposed Business." The Company will not receive any proceeds from the sale of the Shares.

Risk Factors        Investment in the Warrants and/or Shares should be
                    considered highly speculative, start-up and unproven. There are non-arms length transactions with affiliates involving conflicts of interest.
                    Purchasers of the shares of Common Stock will incur immediate and substantial dilution in the net tangible book value of the shares. The
                    Company does not anticipate paying any dividends on its Common Stock.

Selected Financial
    Information     The Company is a start up company and has no
                    operating history. The Company was only recently formed and has no revenues and earnings from operations. There is no assurance that the Company will ever have material revenues or that its operations will be profitable. The following financial data summarizes certain information concerning the Company based upon the financial statements and notes, thereto, contained in this Prospectus. See "Financial Statements."

Balance Sheet as of June 30, 1996, (unaudited):

[S]                                               [C]
Assets
 Current Assets     .    .    .    .    .    .    $ 267,974
 Total Assets  .    .    .    .    .    .    .      297,382
 Current Liabilities     .    .    .    .    .      227,839
 Stockholders' Equity    .    .    .    .    .       69,543
Total Liabilities
 & Stockholders' Equity. .    .    .    .    .      297,382
Net Tangible Book Value Per Share  .    .    .         0.01

---------------------------------------------------------------------
                             THE COMPANY
---------------------------------------------------------------------

     IGG International, Inc. (the "Company") is a development stage enterprise formed under the laws of the State of Nevada under the name Alvarada, Inc., on April 6, 1987, to create a corporate vehicle to seek and acquire a business opportunity. Upon organization the Company issued 25,000,000 "restricted" shares of Common Stock to Officers, Directors and others in consideration of $15,000.

     In June 1988, the Company completed a public offering of 24,850,000 shares of Common Stock, at an offering price of $0.01 per share. The net proceeds of the offering to the Company was approximately $215,510.

     In March 1995, the Company effected a 1 for 78.14 reverse stock split of its common shares. Reference hereinafter is to post-split shares.

     On March 7, 1995, the Company acquired 93.9% of the outstanding shares of International Gene Group, Inc. ("IGG"), a Michigan corporation based in West Bloomfield, Michigan, in exchange for 5,821,086 shares of the Company's $0.01 par value Common Stock.

     On May 28, 1995, the Company's shareholders approved a change in the name of the corporation to IGG International, Inc.

     The Company is a start-up biotechnology venture whose research efforts are directed at products used to enhance antibody production, the treatment of human cancer, HIV, and diseases related to immune system deficiencies.

---------------------------------------------------------------------
                            RISK FACTORS
---------------------------------------------------------------------

     THE SECURITIES BEING OFFERED INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER, AMONG THE OTHER FACTORS AND FINANCIAL DATA DESCRIBED HEREIN, AND THE FOLLOWING RISK FACTORS:

     1. Limited Operating History and Revenues. The Company is in the development stage, and is subject to all the risks inherent in the creation of a new business. Since the Company is a new venture, it has a limited record of operations and there is nothing at this time upon which to base an assumption that the Company's plans will prove successful. If the Company's plans prove to be unsuccessful, the investors in this offering may lose all or a substantial part of their investment.

     2. Unproven Products. The Company's proposed products require further research, development, laboratory testing, regulatory approval and demonstration of commercial scale manufacturing before any of such products can be proven to be commercially viable. The Company's proposed products are in the development stage and are subject to the risks inherent in the development of products based upon biotechnology. The Company is unable to predict with any degree of certainty when, or if, the research, development, testing and regulatory approval process for its proposed products will be completed. Accordingly, the Company is unable to predict whether its technology will result in any commercially viable product. There can be no assurance that the Company's technology will result in any development product meeting applicable regulatory standards, capable of being produced in commercial quantities at reasonable costs, acceptable to the medical community, or that can be successfully marketed. See "Business."

     3. Dependence on Acceptance by Medical Community. Sales of the Company's proposed products on a commercial basis will be substantially dependent on acceptance by the medical community. Widespread acceptance of the Company's products will require educating the medical community as to the benefits and reliability of its products. There can be no assurance that the Company's proposed products will be accepted in the medical community and the Company is unable to estimate the length of time to would take to gain such acceptance. See "Business - Marketing and Sales."

     4. Development State Company; Accumulated Deficit; Working Capital Deficit; Auditor's Report. Although it commenced operations more than two years ago, the Company remains in the development stage as it has not yet completed the development of any products, nor generated any revenues from product sales. At June 30, 1996, the Company had a working capital of $40,135 and an accumulated deficit of $1,770,348, which deficits and losses are expected to continue for the foreseeable future. The Company's operations are subject to numerous risks associated with the development of pharmaceutical products, including the competitive and regulatory environment in which the Company operates. In addition, the Company may encounter unanticipated problems, including development, manufacturing, distributing and marketing difficulties, some of which may be beyond the Company's financial and technical abilities to resolve. The failure to adequately address such difficulties could have a material adverse effect on the Company's prospects. Due to the extended time before the Company expects to be able to manufacture and commercially market its proposed products, the Company expects to incur operating losses for the foreseeable future. There is no assurance that the Company's proposed products will prove to be commercially viable, that the Company will successfully market any products or ever achieve significant revenues or profitable operations. The independent auditors' report on the Company's financial statements contains an explanatory paragraph which discusses an uncertainty as to the Company's ability to continue as a going concern. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and the Financial Statements.

     5. No Manufacturing Facilities. The Company does not intend to establish its own manufacturing operations, unless and until in the opinion of the management of the Company, the size and scope of its business so warrants. For the foreseeable future, the Company will be dependent upon third parties to manufacture its proposed products. As of the date of this Prospectus, the Company has not entered into any arrangements for manufacturing of any its proposed products and there is no assurance that such arrangements can be obtained on desirable terms. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Marketing and Sales."

     6. Competition; Rapid Technological Changes. Many companies, including large pharmaceutical, chemical, biotechnology and agricultural concerns, universities and other research institutions, with financial resources and research and development staffs and facilities substantially greater than those of the Company. See "Business - Competition."

     7. Need for Additional Financing. The proceeds of this offering will not be sufficient to permit the Company to develop or commercialize any of its products. Accordingly, the Company will be required to raise additional capital and as a result may have to cease operations. There can be no assurance that the Company will be able to raise funds through the sale of equity securities or loans. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     8. Exercise Price Arbitrarily Determined. The exercise price of the shares underlying the Warrants was established arbitrarily by the Company and Trinity American Corporation. There is no direct relationship between the exercise price and the assets or shareholders' equity of the Company of any other criterion of value. Further, since the Company has not retained an underwriter in connection with this offering, the exercise price has not been determined by negotiation with an underwriter.

     9. Risk Relating to Partial Exercise of Warrants. In the event only a small portion of the Warrants are exercised, the Company will receive only a small portion of the proceeds that it may need to complete its planned activities. There is a risk to those investors who do exercise their Warrants where only a small portion of such Warrants are exercised that the lack of contemplated working capital so resulting could have a materially detrimental impact on the financial condition of the Company.

     10. Need for Additional Key Personnel. At the present, the Company employs only one full time employees other than its officers and directors. The success of the Company's proposed business will depend, in part, upon the ability to attract and retain qualified employees. The Company believes that it will be able to attract competent employees, but no assurance can be given that the Company will be successful in this regard. If the Company is unable to engage and retain the necessary personnel, its business would be materially and adversely affected. See "Use of Proceeds" and "Proposed Business."

     11. Reliance Upon Directors and Officers. The Company is wholly dependent, at the present, upon the personal efforts and abilities of its Officers and Directors who exercise control over the day to day affairs of the Company. There can be no assurance as to the volume of business, if any, which the Company may succeed in obtaining, nor that its proposed operations will prove to be profitable. See "Proposed Business" and "Management."

     12. Product Liability; Absence of Insurance Coverage. The testing, marketing and sale of pharmaceutical products entails a risk of product liability claims by consumers and others. Claims may also be asserted against the Company by end users of the Company's proposed products including persons who may be treated with any products with may be developed. Although the Company believes that with the advent of its products such liability problems may be reduced, there can be no assurances that such problems will be reduced by use of the system. Certain distributors of pharmaceutical products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution. Failure to satisfy such insurance requirements could impede the ability of the Company to achieve broad distribution of its proposed products, which would have a material adverse effect upon the business and financial condition of the Company. The Company does not maintain product liability insurance coverage and although the Company will attempt to obtain product liability insurance prior to the marketing of any of its proposed products, there is no assurance that the Company will be able to obtain such insurance or, if obtained, that such insurance can be acquired at a reasonable cost or will be sufficient to cover all possible liabilities. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company.

     13. Issuance of Additional Shares. Approximately 15,544,919 shares of Common Stock or 62.18% of the 25,000,000 authorized shares of Common Stock of the Company will remain unissued even if all the Warrants are exercised. The Board of Directors has the power to issue such shares, subject to shareholder approval, in some instances. Although the Company presently has no commitments, contracts or intentions to issue any additional shares to other persons, the Company may in the future attempt to issue shares to acquire equipment or services, or for other corporate purposes. Any additional issuance by the Company following the offering, from its authorized but unissued shares, would have the effect of diluting the interest of investors in this offering. See "Description of Securities - Shares Eligible for Future Sale."

     14. Government Regulation. The investigation, manufacture and sale of the Company's products is subject to regulation by the FDA, including the need for approval before marketing, and by comparable foreign and state agencies. Neither the Company's proposed products which may be successfully developed will be able to be commercially marketed for clinical use either in the United Sates or other countries in which they have not been approved. Although the Company expects to obtain regulatory approvals for its proposed products and there can be no assurance that the requisite approvals will be obtained on a timely basis, if at all, or that the Company's proposed products will not be required to undergo a more rigorous approval process including the need for clinical trials. There can be no assurance that regulatory approval will be obtained initially. A marketed product is subject to continual review and discovery of previously unknown problems may result in restrictions on a product's marketing or withdrawal of the product from the market. See "Business - Government Regulation."

     15. Indemnification of Officers and Directors for Securities Liabilities. The Bylaws of the Company provide that the Company may indemnify any Director, Officer, agent and/or employee as to those liabilities and on those terms and conditions as are specified in the Nevada Business Corporation Act. Further, the Company may purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by the Company and prevent any recovery from such Officers, Directors, agents and employees for losses incurred by the Company as a result of their actions. Further, the Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

     16. Substantial Offering Expenses. The Company estimates that it will incur offering expenses of approximately $15,000. These expenses will decrease the amount of funds which would otherwise be available for use in the Company's operations. See "Use of Proceeds."

     17. Cumulative Voting, Preemptive Rights and Control. There are no preemptive rights in connection with the Company's Common Stock. The shareholders purchasing in this offering may be further diluted in their percentage ownership of the Company in the event additional shares are issued by the Company in the future. Cumulative voting in the election of Directors is not provided for. Accordingly, the holders of a majority of the shares of Common Stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. See "Description of the Securities."

     18. Public Shareholders will Suffer the Greatest Losses if the Company is Unsuccessful. If the Company's future operations are successful, the present shareholders will realize substantial benefits from the Company's growth. If the Company's future operations are unsuccessful, the persons who purchase the Shares offered hereby will sustain the principal losses of such cash investment. See "Dilution."

     19. Potential Future Sales Pursuant to Rule 144. Approximately 8,955,081 shares of Common Stock presently issued and outstanding of which 8,113,561 shares are "Restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a two year holding period, may sell within any three month period, an amount which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, under certain circumstances, without any quantity limitation, by persons who are not affiliates of the Company and who have beneficially owned the shares for a minimum period of three (3) years. Hence, the possible sale of these restricted shares may, in the future dilute an investors percentage of free-trading shares and may have a depressive effect on the price of the Company's securities and such sales, if substantial, might also adversely effect the Company's ability to raise additional equity capital. See "Description of Securities - Shares Eligible for Future Sale."

     20. No Dividends. The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, the Company has not paid any cash dividends. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. As the Company will be required to obtain additional financing, it is likely that there will be restrictions on the Company's ability to declare any dividends. See "Dividend Policy" and "Description of Securities."

     21. No Market for the Warrants. There is no market for the Warrants and none is expected to ever develop. See "Description of the Securities - Market for the Company's Securities."

     22. Warrantholders May be Unable to Exercise Warrants. For the life of the Warrants, the Company will attempt to maintain a current registration statement on file with the Securities and Exchange Commission relating to the shares to Common Stock issuable upon exercise of the Warrants. If the Company is unable to maintain a current registration statement on file, the Warrantholders will be unable to exercise the Warrants and the Warrants may become valueless. The Company will bear the costs related to the preparation and filing of a post-effective amendment to its registration statement. The Company's ability to maintain a current registration statement will be predicated upon its financial condition.

     FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE PURCHASE OF THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SHARES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SHARES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

---------------------------------------------------------------------
                           CAPITALIZATION
---------------------------------------------------------------------

     The following table sets forth the capitalization of the Company as of September 30, 1996, as adjusted to reflect the exercise of 50% of the Warrants and 100% of the Warrants. This table should be reviewed in conjunction with the financial statements of the Company and the notes thereto included elsewhere in this Prospectus. See "Financial Statements."

                                             September 30, 1996
                                     As Adjusted for the As Adjusted for the
                                     Exercise of 50% of  Exercise of 50% of
                            Actual   Warrants Pro Forma  the Warrants Pro Forma
Stockholder's Equity:
 Common Stock $0.01 par value
 25,000,000 shares authorized
 8,955,081 shares
   outstanding             $    89,551
 9,205,081 shares outstanding
  (50% of Warrants
   Exercised)                             $    92,051
 9,455,081 shares outstanding
  (100% of Warrants
   Exercise)                                            $    94,551

Paid-In Capital             $ 2,217,425   $ 3,464,925   $ 4,712,425

Accumulated Deficit
  - Estimate                $(2,264,566)  $(2,264,566)  $(2,264,566)

TOTAL STOCKHOLDERS'
  EQUITY                    $    42,410   $ 1,292,410   $ 2,542,410

TOTAL CAPITALIZATION        $ 2,300,976   $ 3,556,976   $ 4,806,976

---------------------------------------------------------------------
                               DILUTION
---------------------------------------------------------------------

     As of September 30, 1996, the Company has 8,955,081 shares of Common Stock outstanding with a net tangible book value of approximately $0.005 per share.

     Assuming the exercise of all of the Warrants (500,000 at $5.00 per warrant) and assuming no other changes to the Company's financial position, the net tangible book value of the Company would be $2,542,410 or approximately $0.27 per share. This represents an immediate dilution of $4.73 per share to new investors and an immediate increase in the net tangible book value of shares held by present shareholders of $0.265 per share.

     Assuming the exercise of 50% of the Warrants (250,000 at $5.00 per Warrant), and assuming no other changes to the Company's financial position, the net tangible book value of the Company would be $1,292,410 or approximately $0.14 per share. This represents an immediate dilution of $4.86 per share to new investors and an immediate increase in the net tangible book value of shares held by present shareholders of $0.135 per share.

     "Net tangible book value" is the amount that results from subtracting the total liabilities, deferred costs, and intangible assets of the Company from its total assets. "Dilution" is the difference between the public offering price and the net tangible book value of the shares immediately after the offering. Additionally, dilution is calculated based on book value of the Company's assets, which may not necessarily reflect the actual market value of such assets.


PAGE> 15

     The following table illustrates the per share dilution:

                                        Assuming 50%        Assuming 100%
                                        of the Warrants     of the Warrants
                                        Exercised           Exercised
Public offering price per Share    .    .    $ 5.000        $ 5.000
Net tangible book value per share
  before Warrants Exercised   .    .    .    $ 0.005        $ 0.005
Increase per share attributable
  to existing investors  .    .    .    .    $ 0.135        $ 0.265
Net tangible book value per
  share after Warrants Exercised   .    .    $ 0.140        $ 0.270
Dilution of net tangible book
  value per share of Warrants exercised .    $(4.86)        $(4.73)


---------------------------------------------------------------------
                       SELECTED FINANCIAL DATA
---------------------------------------------------------------------

     The selected financial data presented below has been derived from the financial statements of the Company, which financial statements have been examined by Kevin Williams & Company, C.P.A.'s independent public accountants, as indicated in their report included elsewhere herein. The information below should be read in conjunction with the Company's Financial Statements and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations." For the reasons set forth in the "Prospectus Summary - Risk Factors" the information shown below may not be indicative of the Company's future results of operations.

                                                            From Inception
          06/30/96   06/30/95  For the years ended 12/31    through
          Unaudited  Unaudited 1995      1994     1993      06/30/96

Statement of Operations and Accumulated Deficit Data:
Income    $     -0- $     -0- $     -0- $     -0- $    -0-  $       -0-
Operating
 Expenses (391,993)  (249,610)  675,833   168,347   38,082   (1,770,348)
Net Loss  (391,993)  (249,610) (675,833) (168,347) (38,082)  (1,770,348)
Net Loss
  per Share  (0.05)     (0.04)    (0.09)    (0.03)   (0.09)       (0.22)

Balance Sheet Data:

Working
 Capital  $  40,135 $(335,071) $(289,948) $(102,338)  $  1,109
Total
 Assets     297,382  (335,071)   308,337     23,278      5,605
Long-term
  Debt          -0-       -0-       -0-         -0-        -0-
Stockholders'
  Equity
  (Deficit)  67,543  (207,924) (207,941)    (98,452)     5,605


---------------------------------------------------------------------
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS
---------------------------------------------------------------------

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto.

Results of Operations

     As a development stage enterprise from its inception to date, the Company has had no production, marketing, product sales or net income. Operations from inception through December 31, 1995, have consisted principally of research, product development and testing, and capital acquisition.

     In the years before 1995, the Company's operations were funded by sales of its common stock during 1994, and by personal loans and capital from the Company's two founders during 1993.

     On March 7, 1995, the Company completed a reverse acquisition, wherein the majority shareholders in International Gene Group, Inc. transferred their stock to Alvarada, Inc. for majority control of the Company. Subsequent to this combination, Alvarada, Inc. changed its name to IGG International, Inc. As a part of this transaction, $400,000 in debt securities were privately placed, resulting in net proceeds of $360,000 for operating needs. In the three months preceding this transaction, Alvarada, Inc. had raised $400,000 from a private placement offering of eight "investment units," which consisted of $400,000 of one-year promissory notes together with large blocks of common stock shares. The proceeds raised from the private placement were escrowed and released to the Company after the reverse acquisition.

     The Company has the options of extending the maturity date until January 1, 1997 or converting these notes to common stock within the same time frame. While the Company is required to repay most of these notes under certain circumstances if it completes an equity offering, the aforementioned options provide the Company with some flexibility in handling its only loans of material consequence. As of March 1996, the Company has converted $310,000 of these notes to 248,000 shares of common stock at the rate of $1.25 per share. Also, the Company converted $30,746 in accrued interest on these notes to 24,597 shares of common stock at the rate of $1.25 per share.

     The Company is making presentations to various venture capital sources to raise additional capital. The Company is also pursuing possible strategic partnerships or collaborations with other companies interested in its substances under development. During nine-months subsequent to March 31, 1995 and ending December 31, 1995, the Company has raised an additional $507,166 from the sale of 336,491 shares of common stock. During the same period in 1994, the Company raised only $61,700 of additional capital. As of March 22, 1996, the Company had raised an additional $714,875 in capital through the sale of its common stock in the first three months of 1996. Included in the additional capital raised by the Company in 1995 is $271,666 from the down payment on a subscription for 684,874 shares of common stock with a total subscription price of $815,000. The future payments on this subscription are contingent upon the Company being able to raise additional investor subscription proceeds matching or exceeding the original down payment and each of the two future semi-annual payments of $271,666 prior to these payments being made. Currently, the Company has satisfied the requirement for matching the down payment and first semi-annual payment of the above mentioned subscription. This first semi-annual payment is due in May 1996.

     The majority of the funds raised have been or will be used for the funding of toxicity studies on the compounds under development by International Gene Group, Inc. and Agricultural Glycosystems, Inc.
Once the toxicity studies are completed, the major expenses anticipated by the Company are associated with regulatory procedures for human clinical testing of the Company's products in Israel, Europe and the United States, including consulting fees, and general and administrative expenses.

     While the efficacy studies in animals necessary to show the potential effect in human trials are completed, the toxicity studies for the cancer metastasis product, GBC 590, are currently being conducted and are expected to be finished in July 1996. These studies conducted in animals are designed to determine if any toxic side effects could occur in human clinical trials, which will begin in the fourth quarter of 1996. Regarding a second product, MMS-1, an experiment currently being conducted by the University of Kentucky will conclude in March 1996 and will be included in the final package submitted to the FDA for IND approval as a potential treatment of HIV. The results of this test will be submitted for publication in a scientific journal by the University's researchers. The Company has allocated from current and future available funds $500,000 for toxicity studies for human therapeutics and $1,200,000 for further research and development of the associated products. The Company will explore new applications of its products and continue research on additional products based on carbohydrate chemistry currently under development.

     The Company's subsidiary, Agricultural Glycosystems, Inc. (AGI), is developing a natural fungicide and having completed the initial successful field studies will continue further field testing on various plant species and diseases. In addition, a toxicity test is currently being performed based on a protocol designed to satisfy the EPA. The Company currently expects to meet with representatives of the EPA in May 1996, for contingent approval of the fungicide. There is no assurance that such approval will be granted. Product marketing will begin upon receipt of EPA approval and, currently the Company anticipates to be able to market this product as early as the fourth quarter of 1996. There, is no assurance however, that such marketing will being. The Company has allocated from current and future available funds $300,000 for toxicity studies and $800,000 for further research and development on AGI's natural fungicide product for the next two years.

     On December 29, 1995, AGI entered into a licensing agreement with the Government of Israel's Agricultural Research Organization concerning shared technology. The licensing agreement requires that AGI pay a three percent (3%) royalty on the net selling price of any licensed products arising from the shared technology. As an additional condition of this agreement, AGI will fund a research and development program requiring payments over the next five years totaling $1,573,000. In the first year, AGI will pay $327,000 and in the following four years $332,000, $314,000, $300,000 and $300,000, respectively. This agreement will be effective until the patents using the licensed technology have expired or the agreement is terminated by the parties involved. The funding of the first two years of the required research and development program is included in the aforementioned budgets. The Company paid $30,000 of the first year's payment in 1995, and as additional $70,000 in early 1996.

     Apart from the previously mentioned promissory notes, the Company's only other significant liability is accrued legal fees including fees assessed by one firm of $111,635, during 1994. The Company's management believes that these charges are improper, excessive and will be settled for a small fraction of the amount stated, but there are no assurances that these legal fees will be settled for an amount less than $111,635.

     The Company's balance sheets show significant negative working capital for the year ended December 31, 1995 and 1994. While not an unusual status for working capital in a development stage enterprise, this situation is being alleviated by additional shareholder's capital raised subsequent to December 31, 1995, the conversion of the promissory notes to common stock, and the ultimate settlement of the aforementioned legal fees at an amount less than that currently recorded.

Capital Resources and Liquidity

     The need for sustained funding of the current research and development programs drives the Company's efforts to raise additional capital from qualified investors. The Company expects to privately place additional common stock over the next year. While a portion of such funds raised may be used to reduce the aforementioned promissory notes, the majority of the funding from the private placement will be used to complete the Company's toxicity and phase one and two clinical studies. Such testing of the Company's products on HIV patients and cancer patients, in addition to field tests of AGI's natural fungicide will constitute the bulk of the Company's research and development operations, and will ultimately enable the Company to produce and market its products.

     The Company's cancer metastasis product, now referred to as GBC-590, is expected to complete animal toxicity testing in July 1996, and is expected to receive FDA approval as an investigative new drug in September 1996. Human clinical testing will begin subsequent to the FDA approval. The Company's HIV product will finish animal studies at the University of Kentucky in March 1996, and being toxicity studies in the third quarter of 1996.

     Pending the successful completion of phase one and two clinical studies on humans and the initiation of fungicide sales, the Company expects to attempt to conduct an additional public offering of its equity securities. The proceeds from this offering are expected to fund marketing and licensing of the products under development, phase three clinical studies, additional toxic research and the Company's working capital needs.

     The Company has no significant commitments for equipment purchases, product manufacturing, or marketing efforts at present. The Company is leasing office facilities under a two-year lease terminating in August 1997. The first year of the lease was prepaid and the future payment on the second year of the lease in 1996 and 1997 are expected to total $34,820.

     The Company's products are at an early stage of development and will require substantial additional funds for completion. The Company estimates that the aggregate amount of funds needed to complete the NCCG project, assuming continued development and testing is successful, will be between $10 million and $50 million depending upon the initial results in clinical testing. The Company anticipates filing the IND in the fourth quarter of 1996. The Company estimates the aggregate amount of funds needed to compete the MMS-1 project, assuming continued development and testing is successful, will between $10 million and $50 million. The Company anticipates filing the IND in the first quarter of 1997. The Company estimates the aggregate amount of funds needed to compete the MMS-2 project will be between $10 million and $50 million. The Company anticipates filing the IND in the first quarter of 1998. The Company estimates the aggregate amount of funds needed to complete the Adjuvant project will be approximately one million dollars for testing. The Company anticipates marketing approval will be granted in the third quarter of 1997. There is no assurance, however, that the foregoing funds will be raised or available or that the events referred to above will ever occur.

     The Company has no bank lines of credit or other commercial financing sources at present and does not expect to obtain any. It is not known whether additional funds could be borrowed from stockholders or other sources.

     There are no assurances that the Company will be successful in seeking additional funds to finance the development of its products and the effect if such funds are not available. Since the Company intends to use third parties for manufacturing the amount of funds need for start-up manufacturing for the Company's products will be approximately one million dollars. The Company anticipates raising all funds through loans or the sale of common stock. There is no assurance that the Company will be able to raise such funds and if it is unable to do so, it may have to cease operations.

Inflation and Changing Prices

     To date, the impacts of inflation and changing prices on the Company's operations have been minimal. The Company is currently testing its products in the United States and Israel in accordance with royalty and research agreements already in effect. During the research and development phase of operations to satisfy regulatory requirements for the products under development, the Company expects that inflationary pressures in both countries will be minimal.

     In the future, the Company will attempt to minimize the impact of inflation on production and operating costs through quality and productivity improvement programs. While the Company is in the pre-production state, it is not particularly affected by inflation.

Going Concern Qualification

     The auditors of the consolidated financial statements of the Company have stated that the financial statements have been prepared on a going-concern basis for the years ended December 31, 1994 and 1995. That basis of accounting contemplates the realization of assets and the satisfaction of liabilities in the normal course of conducting business operations. As shown in the consolidated financial statements, operations for the year ended December 31, 1995 resulted in a net loss of $675,833, and as of that date the Company had a shareholders' deficit of $270,941. The Company's future is dependent on its ability to continue to obtain additional capital or adequate financing to fund successive phases of human clinical testing of its products in order to prove their efficacy and marketability, and to achieve a level of sales adequate to support its operations.

     The Company will continue to raise additional capital from qualified investors. The Company is making presentations to various venture capital sources to raise additional capital. The Company is also pursuing possible strategic partnerships or collaborations with other companies interested in its substances under development.

     The Company's management believes that the human clinical testing and field testing of its products during 1996 will prove their efficacy and marketability, thereby facilitating the acquisition of funds needed for continued operations from the sale of equity securities to the public. There are no assurances that the Company will be able to raise additional capital from qualified investors or from various venture capital sources.

     The Company is currently engaged in an offering of securities pursuant to Reg. D (Reg. 501-508) of the Securities Act of 1933, as amended. The Company has contacted sources of venture capital to raise such funds. As of June 20, 1996, the Company has raised $1,228,569.98 from the private placement. The Company is also pursuing possible strategic partnerships and collaborations interested in the development of the products referred to herein. As of the date hereof, no strategic alliances or partnerships have been entered into, and there is no assurance that any such relationships will be entered into in the future.

---------------------------------------------------------------------
                           USE OF PROCEEDS
---------------------------------------------------------------------

     The proceeds from the exercise of the Warrants offered hereby will be approximately $1,250,000 if the 50% of the Warrants are exercised and $2,500,000 if the maximum number of Warrants are exercised. The Company will not receive any proceeds from the sale of the Warrants or sale of the Shares.

     The Company intends to utilize the proceeds from the exercise of the Warrants for working capital.

     The figures set forth above are estimated and cannot be calculated precisely at the present time. Until required for working capital, the net proceeds may be invested temporarily in short-term obligations such as certificates of deposit issued by banks and short term government obligations. The Company reserves the right to amend the use of proceeds, by vote of a majority of the Board of Directors.

     It is anticipated that the maximum estimated proceeds from the exercise of the Warrants will be sufficient to fund operations for a period of approximately twelve (12) months, if the maximum number of shares are sold. It is, however, impossible to predict what additional expenses may be since the costs of operations associated with development stage companies frequently involve unanticipated expenditures. Management currently believes that the Company will require additional capital to reach full scale operation. If the Company should be unable to meet currently unanticipated expenses, the Company expects that it will have cash requirements for working capital which will have to be met through bank indebtedness or through the private or public sale of the Company's debt or equity securities. There can be no assurance that the Company would be able to obtain such financing or that such financing, if available, would be on terms and conditions acceptable to the Company. If the Company were unable to obtain needed funds, it could be forced to curtail or cease its activities. See "Risk Factors - Need for Additional Financing."

---------------------------------------------------------------------
                                      DIVIDEND POLICY
---------------------------------------------------------------------

     The Company has never paid a cash dividend on its Common Stock and does not expect to pay a cash dividend in the foreseeable future, but intends to devote all funds to the operations of its business. See "Risk Factors - No Dividends Anticipated."

---------------------------------------------------------------------
                                     BUSINESS
---------------------------------------------------------------------
General

     IGG International, Inc. (the "Company") is a development stage enterprise formed under the laws of the State of Nevada under the name Alvarada, Inc., on April 6, 1987, to create a corporate vehicle to seek and acquire a business opportunity. Upon organization the Company issued 25,000,000 "restricted" shares of Common Stock to Officers, Directors and others in consideration of $15,000.

     In June 1988, the Company completed a public offering of 24,850,000 shares of Common Stock, at an offering price of $0.01 per share. The net proceeds of the offering to the Company was approximately $215,510.

     On March 7, 1995, the Company acquired 93.9% of the outstanding shares of International Gene Group, Inc. ("IGG"), a Michigan corporation based in West Bloomfield, Michigan, in exchange for 5,821,086 shares of the Company's $0.01 par value Common Stock.

     On May 28, 1995, the Company's shareholders approved a change in the name of the corporation to IGG International, Inc.

     The Company is a start-up biotechnology venture whose research efforts are directed at products used to enhance antibody production, the treatment of human cancer, HIV, and diseases related to immune system deficiencies.

     The Company is researching and developing five principal products, four of which are derived from naturally occurring substances: the Complex Carbohydrate Substance and the Microorganism Substances (MMS-1, MMS-2 and the Adjuvant). The fifth product is an active peptide which is a synthetic compound. Patents are currently pending for all products. See "Business - Patents." The base products used to create the substances are widely available, inexpensive to procure and can be converted into the final products on a commercial scale using accepted and proprietary manufacturing techniques. Management presently anticipates that all products will be manufactured by independent third party manufactures, subject to instructions and supervision by the Company. The Company has not entered into any agreements with third party manufactures and there is no assurance that the Company will ever enter into any agreements with any manufactures.

     Potential risks associated with the development of the Company's products are: 1) the products referred to herein may never be developed; 2) anticipated future losses due to the cost of research and development; 3) the absence of commercially viable products; 4) the timing and cost associated with governmental regulation and approval;
5) absence of patent protection; 6) the risk of product liability claims; and, 7) the uncertainty that the Company will ever operate profitably. For all of the foregoing reasons, an investment in the Company's securities is risky and purchasers should be aware that they might loose their entire investment.

     Prior to marketing any of the products, the Company must obtain regulatory approval from the United States Food and Drug Administration ("FDA"). In view of the substantial time involved in obtaining regulatory approvals for its products, the Company cannot anticipate the commercial marketing of any products it may develop for several years. Since the Company's financial resources are insufficient to complete the entire product development process, obtain regulatory approvals, and market and distribute any proposed product, the Company will seek additional financing through the private sale of restricted securities to investors, enter into joint venture, licensing or similar arrangements with large pharmaceutical companies to provide the funding necessary for these activities. There can be no assurance that the Company will enter into any such arrangements, obtain the appropriate regulatory approvals, or develop, manufacture, market, or distribute commercially viable products.

     To date, the Company's activities have consisted primarily of research, development and testing and the establishment of a laboratory. Such activities have resulted in accumulated losses of $882,262 at December 31, 1995. The Company anticipates that it will incur substantial losses in the foreseeable future as a result of its continue research. There are no assurances that the Company will be successful in completing its research and development, receive FDA approval, implement manufacturing operations and commercially market its products.

Business Objective

     The specific goal of the Company's business is to successfully develop, test and obtain FDA approval of its products for human use.

Glossary of Terms

Adjuvant A substance that is not antigenic but, when mixed with an antigen, enhances antibody production. Adjuvants may be used therapeutically since they both help to produce antibody against small amounts of antigen and to prolong the period of antibody production. Adjuvants work by inducing and inflammatory response that leads to a local influx of antibody-forming cells.

Antigen A substance or entity, usually a protein, that induces the production of antibodies. The antigenicity of a compound depends on its structure and molecular weight.

Auto-immune disease A disease in which auto-immunity is one of the contributory factors. Such disease includes
                    Addison's disease and rheumatoid arthritis.

Carbohydrate        Any of a group of chemical compounds, including
                    sugars, starches, and cellulose, containing carbon, hydrogen, and oxygen only, with the ratio of hydrogen to oxygen atoms usually 2:1

Catabolism          The process of being eaten or destroyed by the
                    immune system.

Cutaneous lesions   Skin lesions.

Depot effect        Characteristic of staying just below the skin, for
                    a long period of time allowing for a slow release of the antigen and adjuvant which gives a better and longer lasting immune response.

Extravasate         The process of passing out of a vessel into
                    tissue.

Glycopeptide        A compound formed from a peptide covalently linked
                    to a carbohydrate.

Glycoprotein        Compounds in which carbohydrate side chains are
                    covalently linked to a protein. Common side chains include D-galactose, D-mannose and N-acetyl-D-glucosamine. Cell surface glycoproteins play a role in cell recognition. Other biologically important glycoproteins include enzymes, hormones and antigens.

Granulomas          Nodular inflammatory lesions.

Homocytotropic
   Antibodies       Cells that have an affinity to like cells.

Humoral             Relating to extra cellular fluids in the  body.

Ig (immunoglobulin) A protein of globulin type (usually gamma-globulin)
                    that possesses antibody activity.

Immune response     The events that occur in humans and other
                    vertebrate animals when the body is invaded by foreign protein. It is characterized by the production of antibodies and may be stimulated by an infectious organism or parasite (bacteria, yeast, fungi, protozoa, etc.), transplanted material, vaccine, sperm or even the host's own tissue.

Immunegenecity      The study of genetic aspects of the type and
                    formation of immunoglobulins (antibodies).

Immunostimulant     A product or action that increases and stimulates
                    the immune system of animals.

Interferon-gamma    Glycoprotein induced in different cell sites and
                    appropriate stimulus.

Interleukin-12      A protein synthesized and secreted by activated
                    macrophages that stimulates both immune and inflammatory responses. Over-production of interleukins can contribute to autoimmune disease such as rheumatoid arthritis and multiple sclerosis.

Lectins             Proteins that recognize carbohydrates.

Lymphocyte          A white cell arising from tissue of the lymphoid
                    systems. There are two types of lymphocytes: B-cells and T-cells. These cells are capable of being stimulated by an antigen to produce a specific antibody to that antigen and to proliferate to produce a population of such antibody-producing cells.

Lymphokine          Any of a number of soluble physiologically active
                    factors produced by T lymphocyctes in response to specific antigens. Important in cell mediated immunity, lymphokins include interferon, macrophage arming factor, lymphocyte inhibition factor, macrophage inhibition factor, chemotactic factor and various cytotoxic factors.

Malignant           Cancerous tumor.

Macrophage          A motile white cell type found in vertebrate
                    tissue, including connective tissue, the spleen, lymph nodes, liver, adrenal glands and pituitary, as well as, in the endothelial lining of blood vessels and the sinusoids of bone marrow, and in the monocytes. They display phagocytic activity and process antigens for presentation to lymphocytes, which then prepare antigen-specific antibodies.

MAP Kinase protein  An enzyme that breaks down Microtubule Associate
                    Protein (protein that is inside cells - building material).

Microbes Members of one of the following classes: bacteria, fungi, algae, protozoa or viruses.

Microbial           Relates to microbes.

Neoplastic          Pertains to neoplasm (new tumor growth).

Nucleic acids       Either of two types of macromolecule (DNA or RNA)
                    formed by polymerization of neuleotides. Neuleic acids are found in all living cells and contain the information (genetic code) for transfer of genetic information from one generation to the next, as well as, for the expression of this information through protein synthesis.

Nude mice           Mice lacking an immune system.

Pathogenic          Descriptive of a substance or organism that
                    produces a disease.

Phosphate           A chemical group containing atoms of phosphorus
                    and oxygen.

Placebo An indifferent substance in the form of a medicine given for the suggestive effect.

Polyclonal antibody An antibody produced in the normal immune response to an antigen consisting of a number of closely related, but not identical, proteins. The variation in Polyclonal antibodies reflects the facts that they are formed by a number of different lymphocytes, in contrast to monoclonal antibodies which are formed by a clone of identical cells. Compare monoclonal antibody.

Protein Any of a group of complex nitrogenous organic compounds of high molecular weight that contain amino acids as their basic structural units and that occur in all living matter and are essential for the growth and repair of animal tissue.

T-Cell A type of lymphocyte that matures in the thymus gland. These cells are responsible for the cellular immunity processes, such as direct cell binding to an antigen, thus destroying it. T lymphocytes also act as regulators of the immune response as helper T-cells, or suppressor T-cells.

Tyrosine One of the 20 common amino acids that occur in proteins. Tyrosine is a precursor of noradrenaline, adrenaline, melanin, thyroid hormone and various alkaloids.

Technical Background

     The following is a summary of certain theories related to the Company's product development activities:

Cell Recognition and Adhesion

     Cells recognize one another through pairs of complementary structures on their surface. A structure on one cell carries encoded biological information that a structure on another cell can decipher. Previously, nucleic acids and proteins were recognized as the major classes of biological materials involved in cell recognition. Carbohydrates were not considered to be important in this intercellular interaction. Recently, however, it has been theorized that the majority of a cell's surface components contain carbohydrate structures on the cell which change characteristics as the cell develops, differentiates and sickens. While to the foregoing has been theorized, it has not been scientifically established that the foregoing is correct and there is no assurance that the foregoing will ever be
scientifically established.   The importance of carbohydrates in
cellular activity is underscored by studies showing that lectins (a class of proteins found on cancer cells) can combine with carbohydrates rapidly and selectively on the cell's surface membrane.

     The adhesive capabilities of carbohydrates and lectins to bind together were proven in a microbial adhesion study which serves as a model for other forms of carbohydrate mediated cell recognition. Because bacterial adhesion is so crucial to infection, medical researchers are studying carbohydrates that may selectively inhibit adhesion and act as molecular decoys, intercepting and binding to pathogenic bacteria before they reach their tissue target. In 1990, M. Mouricout showed that injections of glycopeptides taken from the blood plasma of cows can protect newborn calves from lethal doses of E. coli. The glycopeptides contain carbohydrates for which the E. coli bacteria have affinities. The E. coli bacteria attach themselves to the injected glycopeptides. The adhesion capabilities of the E. coli bacteria is greatly reduced once the adhesion molecules on the E. coli cell surface attach to the glycopeptides. This results in a measurable decrease in the ability of the bacteria to attach to the intestines of treated animals. M. Mouricout is an expert on carbohydrates and was the first person to introduce a decoy carbohydrate in 1990 to inhibit the binding of bacteria to lectins. M. Mouricout is a professor of chemistry in the Faculty Des Sciences, Limoges, France.

     The Company has incorporated the foregoing theory into its research on cell adhesion molecules and believes that cell adhesion plays a key role in other diseases as well, such as the spread of cancer cells throughout the body beginning at the primary tumor. For example, the carbohydrates recognized by a specific lectin appear on the cells of diverse tumors. It is theorized that some malignant cells recruit the adhesion molecules that are part of the body's natural defense mechanism to promote their own metastasis. If so, anti-adhesive drugs will also be anti-metastatic drugs. While the foregoing has been theorized by the Company, it has not been scientifically established that the foregoing is correct and there is no assurance that the foregoing will ever be scientifically established.

Cancer Metastasis

     Metastasis is the transfer of neoplastic disease from one organ to another not directly connected with it. This is the process by which cancer spreads. Metastasis is the main cause of death for cancer patients. Surgical removal of the primary cancer tumor does not eliminate the threat of metastasis or the formation of additional cancer tumors. Surgical process may cause the release of metastatic cells into the blood stream.

     The process of metastasis is initiated by the detachment of tumor cells from the primary growth cell and is followed by their invasion of surrounding tissues via the blood vessels. Once in blood circulation, the tumor cells can travel to any and all of the body's distant organs where they can arrest, extravasate, and proliferate to form new tumor colonies. It is accepted that the metastatic ability of tumor cells is determined by unique cell properties and the ability to interact with other tissue and blood cells.

     A single isolated cancer tumor can be surgically removed.
However, once the cancer spreads to various organs, removal becomes difficult or impossible. The Company believes by preventing the ability of the cancer to metastasize, aggregate and form new tumor colonies, the number of cancer deaths can be reduced. The foregoing is based upon theory and there is no scientific evidence to support such theory. Moreover, since different types of cancer cells appear to share common "markers" which facilitate adhesion of infected cells, it is possible that a treatment which prevents cellular adhesion in one type of cancer (such as highly metastatic melanoma) could prove ineffective in other types of cancer.

Human Immunodeficiency Virus and AIDS

     The Human Immunodeficiency Virus (HIV), the virus that causes AIDS, is currently recognized as one of the principal threats to human health worldwide. HIV causes immune system dysfunction and permits the onset of infections, such as pneumonia, which are the principal causes of death.

     The immune system has two principal responses in the fight against infectious attacks. The first is the production of antibodies, protein molecules which latch onto and neutralize foreign invaders such as bacteria and viruses. Antibodies are believed to coat microbes in a way that make them palatable to macrophage, scavenger cells which destroy the invading cells. Each type of antibody acts on only a very specific target molecule, known as an antigen. Thus, antibodies designed to attack one type of infection are often ineffective against others.

     While antibodies are effective tools in the immunological system, they cannot provide full protection against infectious attack. Some diseases, such as tuberculosis, enter host cells before the antibodies have an opportunity to attack. The Company has theorized that in order to combat these invasions, the body also produces lymphocytes that originate in the thymus, known as the T-cells. The Company has further hypothesized that T-cells recognize protein fragments on the surface of infected cells, including viruses and mutated molecules in cancer cells. The T-cells are believed to attack the infected cells and inhibit the spread of the foreign invader. T-cells also appear to act in concert with antibodies to lead the immunologic assault against infection and disease by stimulating antibodies into an active state and secreting lymphokines, molecules that promote antibody formation. The Company has accepted the foregoing hypothesis in developing its products, however, the foregoing has not been established by any scientific evidence and there is no assurance that the same will be established in the future.

     T-cells themselves are comprised of many populations two of which are: CD4 (or helper) T-cells and CD8 (or killer) T-cells. Activated CD4 T-cells produce large amounts of lymphokines to accelerate the division of other T-cells and to promote inflammation. Activated CD8 T-cells develop the capacity to punch holes in target cells and secrete chemicals that kill infected cells.

     The HIV virus is believed to bind to CD4 T-cells and deplete their number. The infectious characteristics of AIDS often set in after the CD4 T-cell count drops below 200 parts per cubic millimeter. Without the presence of sufficient CD4 T-cell counts, people with HIV are particularly susceptible to secondary or opportunistic diseases.

     Many theories, which have not been established by scientific data, exist to explain why the CD4 T-cell count shrinks in people with HIV. While it was originally thought that HIV decreases the number of CD4 T-cells by infecting and killing them, most researchers now believe the process is more complex. One theory suggests that the immune system maintains the quantity of all immune cells rather than creating specific cells that are lost. Under this theory, known as the homeostatic mechanism, it is believed that the immune system monitors the levels of T-cells and does not distinguish between those bearing the CD4 protein and those bearing CD8. Consequently, when CD4 T-cells die, the body detects the loss and causes the generation of new T-cells until the total T-cell count is back to normal. The immune system does that by producing both CD4 and CD8 T-cells. In effect, the addition of CD8 cells suppresses the production of new CD4 cells. As the virus continues to kill T-cells selectively and the immune system replaces them generically, the population of CD4 T-cells declines. Again, the Company has relied upon these theories in the development of its products. There is no assurance that any of the foregoing theories are scientifically correct, and accordingly, there is no assurance that any of the company's products will function as believed by the Company.

Adjuvant

     An Adjuvant is something that enhances the effectiveness of medical treatment and is commonly used to boost an immune response in animals and humans. Among the first and most effective for 57 years is the Freud's Adjuvant or Complete Freud's Adjuvant (CFA). This adjuvant was developed in 1937 and has been used since because it is the most effective Immunostimulant. Most Adjuvants incorporate a deposit forming substance which shields the antigen from rapid catabolism in the animal or human. The deposits allowing longer exposure and better response of the immune system.

     Adjuvants are mixed with an antigen (any molecular structure).
The initial exposure to a foreign compound induces a relatively weak reaction known as the primary response. When the antigen is injected again (boost) the second response is more intense. All Adjuvants increase antibody response (M. W. Whitehouse, in "Immunochemistry; An Advanced Textbook" L. E. Glynn and M. W. Steward, eds, Wiley, New York,
1977).

     Despite the great number of Adjuvants known to this day, only a few are suitable of reactive immunization on a larger scale due to frequent side effects in animals and humans.

     Others claim to be non-toxic Adjuvants but do not show the pronounced depot effect of CFA. As a consequence CFA is the most powerful adjuvant with its long-lasting depot effect due to its oil components and antigen characteristics.

PRODUCTS

Complex Carbohydrate Substance (NCCG)

     Intracellular interactions play a key role in various steps of the metastatic process. The Company has designed a natural complex
carbohydrate glycoprotein (NCCG).   The NCCG compound is designed to
recognize specific lectins which appear only on metastatic cells. The substance acts as a molecular decoy, which attaches to the metastatic cell and preventing the aggregation of the metastatic cells. The elimination of the metastatic cells to create an emboli, only single metastatic cells remain in the blood circulation. These individual cells marked with the carbohydrate molecule can then be destroyed by the body's immune system.

     The NCCG substance was used in a controlled experiment. The result of which were published in the Journal of the National Cancer Instate. The experiment resulted in a complete inhibition of metastatic mice melanoma cells in mice. Human melanoma cancer cells can also be inhibited by the NCCG. No/No nude mice, which lack an immune system and can not reject human cells, were injected with metastatic human melanoma cells. The mice were subsequently injected with the NCCG. One control groups was injected with a placebo and the other with only the human melanoma cells. The results from the experiment showed no evidence of the presence of melanoma cancer or metastasis in the mice injected with the NCCG and human melanoma cells. The control mice injected only with the melanoma cells showed significant metastasis and numerous tumor colonies in the lungs. The tests were performed at the Michigan Department of Public Health in Lansing, Michigan.

     The Company's NCCG substance may be an effective tool in preventing metastasis. It appears that the substance could be particularly beneficial when administered to patients both prior to and following cancer surgery. In many cases when a primary cancer tumor is surgically removed metastatic cells are released to the blood stream, spreading the cancer throughout the body. By giving a patient the NCCG prior to and following the operation the threat of spreading the cancer by releasing the metastatic cells into the blood stream may be reduced or eliminated.

     In February 1995, in independent research paper was published in the JNCI. The study used a compound similar to the Company's NCCG substance. The study showed almost 100% elimination of prostate cancer metastases in rats. These independent scientific results indicates that many forms of cancer may produce metastatic cells with the same markers to which the Company's substance derived from the Complex carbohydrate attaches. As a result, while the substance has only been tested on melanoma and prostate cancer in animals, the product may or may not have an application in treating other cell lines as well.

     There are no assurances that injection with the Company's NCCG substance will prove effective in reducing or eliminating the spread of cancer and that there have not been any studies or tests conducted to support such intended effect.

Micro-organism (MMS-1)

     The Company's Micro-organism Substance (MMS-1) has demonstrated immune system stimulation. The substance active CD4 T-cells and other known immune system defense mechanism. Recent testing with MMS-1 also demonstrated an increase of interferon gamma, a known immune modulator which has demonstrated the ability to kill viruses and increase lymphocyte activity when elevated. The tests to detect the level of interferon were performed and repeated three times by a contract lab at Wayne State University in Detroit. Interferon gamma is currently in clinical trial by other companies to prolong live of AIDS patients.

     In addition, MMS-1 is in tests at the University of Kentucky on genetically engineered immune deficient mice, an approved model used in Aids research known as Murine Acquired Immune Deficiency Syndrome (MAIDS). The experiment will be conducted to evaluate the effect of the substance at different stages of viral infection and to see the effect of continued injections. The results of the experiment will be published in major scientific Journal in 1996.

     However, successful completion of the experiment in MAIDS model will not indicate successes in human trail to reduce the HIV in humans by activate the immune system and that there have not been any studies or tests conducted to support such intended effect by the MMS-1 immuno-stimulator.

Micro-organism (MMS-2)

     MMS-2 has demonstrated the ability to inhibit metastasis in No/No nude mice (Mice without an active immune system so they will not reject human cells) injected with human melanoma cells. The test was performed according to a research article in the International Journal Cancer, 1991. Two groups of mice were injected intravenously with melanoma human cancer cells. The test group was injected twice a week with MMS-2. After 35 days group 1 was compared to test group 2 with respect to tumor growth using the Wilcoxon Rank Sum Test. The Wilcoxon Rank Sum Test is a statistical method of analysis used to compare the resulting data when comparing two different groups. In this case a treated groups and no-treated group. This test will measure the difference between the mean values of the two groups. Multiple comparisons were made across 5 days using Bonferroni's rule. The Bonferroni rule is a statistical method that allows the construction of simultaneous tests contrasting different mean time points and it allows control of the overall levels of significance. The test was conducted at an overall significance level of 0.05. MMS-1 significantly reduce the amount of cancer cells in the mice's lungs.

     The Company is studying the results of its laboratory experiments to determine the reason for the unique immunological response triggered in these animals studies. However, there are no assurances that injection with the Company's NCCG substance will prove effective in reducing or eliminating the spread of cancer and that there have not been any studies or tests conducted to support such intended effect.

Adjuvant

     The adjuvant one of the Micro Organism Substances has the ability to increase antibody production in laboratory animals. The study was conducted by contract by a research investigator at the Sterling Winthrop Pharmaceutical Research Division. Two groups of mice were used, female BALB/c 5-6 week old mice. The antigen was N-Src peptide with KLH as the carrier protein (a weak antigen to test potency of adjuvant to produce antibodies). The study was conducted according to a standard test for comparing the Company's adjuvant potency to CFA, the industry standard for over 50 years. The Company's substance was 200% more effective, compared to CFA for generating antibodies.

     The Company's adjuvant is stable and water soluble. No side effects were observed. CFA injection in comparison created local granulomatous and due to the sever side effect some animal can die. Recently, a recommendation by the USDA was issued to ban the use of CFA as an immuno-stimulator from most lab and commercial production of antibodies in the U.S.

     The Company's adjuvant is in a research and development stage and there is no assurance that the adjuvant will perform as anticipated in animals or humans.

Additional Subsidiary

     Agricultural Glycosystems, Inc. ("AGI"), a Michigan corporation incorporated on June 23, 1995, is a wholly owned subsidiary corporation of the Company. It was incorporated for the purpose of manufacturing and marketing complex carbohydrate compounds extracted from food residues and food like processes. The complex carbohydrate has a strong fungi inhibition capabilities by increasing the natural immunities of plants, fruits and vegetables.

     In July 1995, the Company completed the first large scale manufacturing of the natural fungicide. The substance was sprayed in fields in New Jersey and North Carolina. It showed a capability to reduce fungi in fields of tomatoes, banana peppers and broccoli.

     The Company intends to begin the EPA registration process in September 1996. The Company's fungicide is scale up and efficacy tests in the field and there is no assurance that the fungicide will perform as anticipated in other crop or that the EPA will give product registration to the Company.

Manufacturing

     The Company intends to retain exclusive responsibility for product manufacturing in order to protect the integrity of the products and to generate additional revenue, regardless of whether the products are licensed or distributed directly by the Company. The Company has identified several contract manufacturers as having suitable facilities for manufacturing large quantities of the NCCG, MMS-1, MMS-2 and the Adjuvant substances.

     The Microorganism Substances are naturally occurring. The raw materials are used as base components in a number of drug products and are commercially available nationally and internationally. With the proper equipment, the substances can also be produced through fermentation, thereby eliminating the need to purchase the raw materials.

     The raw material used to manufacture the Complex Carbohydrate Substances is inexpensive and commercially available in abundant supply, both nationally and internationally. The manufacturing process used in producing the Complex Carbohydrate Substances involves a series of processing steps and separations. The finished product is then bottled, packaged and prepared for distribution.

     The Company does not have any manufacturing experience including experience in manufacturing large commercial quantities of a product, however, initial scale-up quantities have been prepared at the contract manufacturers facility which can produce at least two tons per day of the natural fungicide and one ton per day of the NCCG product.

     The Company has not entered into any manufacturing agreement for any of its compounds, and there is no assurance that any agreements will be entered into in the future. The contract manufacturers schedule time in their plant upon notice from the Company of needed production. Contracts have not been signed regarding the production or laboratory facility design, however, Cambridge Laboratory Consultants, Inc., in Weston, Massachusetts has been identified as the source to design the laboratory facility. At this time the Company cannot anticipate a completion date for the laboratory facility. It's plan calls for raising additional funds to pay for the design of the facility some time in 1997, the acquisition of a site in 1998 and construction completed in 1999. The Company has not entered into any agreements to initiate any of the foregoing and there is no assurance that funds will ever be available to initiate or complete the development of such a facility.

Research

     Research efforts will continue on the Complex Carbohydrate and Micro-organism Substances to establish efficacy, and identify the processes involved in carbohydrate based cellular interactions and immune system modulation and stimulation. The Company intends to conduct research at a leased facility. As of the date hereof, the Company has not leased any facility and there is no assurance that any facility will be leased in the future. In the event that a research facility is obtained, the Company intends to engage Yan Chang, PhD, to conduct research using MMS-1 to determine its effect on human white blood cells. Dr. Chang is a molecular biologist in the Department of Internal Medicine, Division of Human Genetics at the University of Michigan. No agreement has been entered into with Dr. Chang and accordingly there is no assurance that the Company will enter into such
an agreement in the future.   Additional research needs include
experiments to complete the structural identification of the Company's products. This research is important for intellectual property protection, required for FDA approval and to gain a better understanding of the responses triggered by the substances.

     The Company is presently conducting research on a contract or collaboration basis at the following institutions:

     1. The Michigan Department of Public Health, Lansing, Michigan has conducted research to establish the efficacy of the MMS-1 product to enhance the DTP vaccine. The agreement states that the Michigan Department of Public Health has the ability to publish results, with the Company's approval, but no right to any technology or results.

     2. The University of Kentucky in Lexington, Kentucky is currently conducting the third experiment to measure the specific immune response indicators for the MMS-1 product. The Company has an agreement with the University of Kentucky to fund research using their facility and staff with the ability to publish with the Company's approval. The University of Kentucky has no right to any product or results of the experiments. Research will continue for the next year, however, the current experiment will terminate in January 1996.

     3. The University of Georgia in Athens, Georgia has conducted structural analysis on the NCCG and the MMS-1 products. No experiment is currently underway, however, additional work is necessary on all products and will resume as funds are available. They work on a contract which the Company funds as needed. They have no right to any products or results.

     4. Kendrick Laboratories in Madison, Wisconsin has conducted structural analysis on the NCCG product. No experiment is currently being conducted, however, additional work will resume when funds are available. They are paid upon approval of the specific protocol to be performed and they have no right to any product or results.

     5.   Cambridge Molecular Structures, Inc. in Wellesley,
Massachusetts is currently conducting NMR structural work on the MMS-1 product. Work on other products will begin as funds are available. This research will continue for the next one to two years. The Company funds the contract once the protocol has been approved.

     6. Harvard University in Cambridge, Massachusetts is currently conducting NMR structural work (Dr. Shaw Huang) on a consulting agreement with Cambridge Molecular Structures.

     7. Research Genetics, Inc. in Birmingham, Alabama has conducted experiments using the adjuvant to determine additional parameters of immune response. Work will continue as funds are available. No rights to the products are given and the contract is to be funded as the protocols are approved.

     8. Michigan State University in East Lansing, Michigan has conducted structural analysis work on the NCCG and MMS-1 products. Additional research will be conducted as future protocols are designed. Dr. Douglas Gage conducted the research.

     9. The State of Israel - Ministry of Agriculture - The Volcani Center in Bet Dagan, Israel will continue research on the natural fungicide. The Company has signed a research contract for the next five years.

     The Company intends to continue research in select areas on a contract basis. In doing so, it will be able to consult with experts in particular fields who have state of the art facilities and trained personnel. All such research will continue to be conducted under strict confidentiality agreements which prohibit use and disclosure of the Company's products and prohibit publication of findings without the consent of the Company.

Government Regulation

     The Company's activities are subject to extensive federal, state, county and local laws and regulations controlling the development, testing, manufacture and distribution of medical treatments. Most of the Company's products will be subject to regulation as therapeutics by the United States Food and Drug Administration ("FDA"), Environmental

Protection Agency ("EPA"), as well as varying degrees of regulation by a number of foreign governmental agencies. To comply with the FDA and EPA regulations regarding the manufacture and marketing of the Company's products, the Company may incur substantial costs relating to laboratory and clinical testing of new products and for the preparation and filing of documents in the formats required by the FDA. There are no assurances that the Company will receive FDA approval necessary to commercially market its products and that if the Company is successful it will encounter delays in bringing its new products to market as a result of being required by the FDA to conduct and document additional investigations of product safety and effectiveness.

Federal Drug Administration Regulation

     The FDA approved process consists of four steps that all new drugs, antibiotics and biologicals must follow, they are:

     1.   investigational new drug application (IND)
     2.   clinical trials
     3.   new drug application (review and approval)
     4.   post-marketing surveys

     On January 11, 1993, the FDA approved new procedures to accelerate the approval of certain new drugs and biological products directed at serious or life-threatening illnesses. These new procedures will expedite the approvals for patients suffering from terminal illness when the drugs provide a therapeutic advantage over existing treatment. The Company believes that its products will fall under the FDA guidelines for accelerated approval for drugs and biological products directed at serious and life threatening disease because the Company's products are targeted as potential treatments for cancer metastasis and HIV and are non-toxic and no treatment exists to effectively prolong the life of people once their cancer has metastasized.

     The Company believes that the first step in the approval process, IND approval, will take approximately six (6) months. The Company will provide the FDA with the results of laboratory and animal research and a comprehensive clinical trial program for the NCCG, MMS-1 and MMS-2 substances. The Company anticipates filing its IND for all of its products within the next six months.

     Upon successful completion of the IND phase, the Company will be permitted to commence large scale clinical trials with its substances. Clinical trials are conducted in three phases, normally involving progressively larger numbers of patients. The Company, in conjunction with its FDA consultant, will select key physicians and hospitals to actively conduct these studies. Phase I clinical trials will be concerned primarily with learning more about the safety of the drug, though they may also provide some information about the safety of the drug, though they may also provide some information about effectiveness. Phase I testing is normally performed on healthy volunteers although for drugs directed at HIV/AIDS and cancer, testing on infected people is permitted. The test subjects are paid to submit to a variety of tests to learn what happens to a drug in the human body; how it is absorbed, metabolized and excreted, what effect it has on various organs and tissues; and what side effects occur as the dosages are increased. The principal objective is to determine the drugs' toxicity. Phase I trials generally involve 20 people at an estimated cost of $10,000 per patient, taking six months to one year to complete.

     Assuming the results of Phase I testing present no toxic or unacceptable safety problems, Phase II trials may begin. In many cases Phase II trials may commence before all the Phase I trials are completely evaluated if the disease is life threatening and preliminary toxicity data in Phase I shows no toxic side effects. In life threatening disease, Phase I and Phase II trials are sometimes combined to show initial toxicity and efficacy in a shorter period of time. The primary objective of this stage of clinical testing is designed to show whether the drug is effective in treating the disease or condition for which it is intended. Phase II studies may take several months or longer and involve a few hundred patients in randomized controlled trials that also attempt to disclose short-term side effects and risks in people whose health is impaired. A number of patients with the disease or illness will receive the treatment while a control group will receive a placebo. The cost per patient is estimated at $10,000.

     At the conclusion of Phase II trials, the FDA and the Company will have a clear understanding of the short-term safety and effectiveness of the drugs and their optimal dosage levels. Phase III clinical trials will generally begin after the results of Phase II are evaluated. The objective of Phase III is to develop information that will allow the drug to be marketed and used safely. Phase III trials will involve hundreds, and sometimes thousands, of people with the objective of expanding on the research carried out in Phase II.
An objective would be to discover optimum dose rates and schedules, less common or even rare side effects, adverse reactions, and generate information that will be incorporated into the drugs' professional labeling, as well as, the FDA-approved guidelines to physicians and others about how to properly use the drug.

     Patient estimates for each phase of the clinical trial process are as follows:

Application    Phase I        Phase II       Phase III
Cancer
     NCCG      20             200              1,000
     MMS-2     20             200              1,000
HIV/AIDS
     MMS-1     20             200              1,000

TOTAL          60             600              3,000


     The third step that is necessary prior to marketing a new drug is the New Drug Application (NDA) submittal and approval. In this step, all the information generated by the clinical trials will be received and if successful, the drug will be approved for marketing.

     The final step is the random surveillance or surveys of patients being treated with the drug to determine its long-term effects. This has no effect on the marketing of the drug unless highly toxic conditions arise. The time required to complete the above procedures averages seven years, however, there is no assurance that the Company will ever receive FDA approval of any of its products.

Competition

     The Company will encounter significant competition from firms currently engaged in the biotechnology and agrichemical industries.
The majority of these companies will be substantially larger than the Company, and have substantially greater resources and operating histories. The Company is aware of other competitors seeking cures for cancer and HIV, however, the Company is not aware of any competitors seeking to produce the same products as the Company.

Product Liability Exposure

     Because many of the Company's products may be used on human patients, the Company may be exposed to product liability claims. Although, the Company intends to seek product liability insurance for its products, such coverage is not currently carried because such insurance is increasingly expensive, difficult to obtain and in the future may be unobtainable on terms satisfactory to the Company, if at all. There can be no assurance that available amounts of coverage will be sufficient to adequately protect the Company in the event of a successful product liability claim.

Patent Status and Protection of Proprietary Technology

     The Company does not currently hold any patents or registered trademarks on any of its technology, products or product applications. Patent applications have been filed with the United States Patent and Trademark Office for all products and are considered patent pending.
As of the date hereof, no patents have been granted. Dr. Platt will own all patents and patent applications. Dr. Platt has granted an exclusive, world-wide, royalty bearing license to IGG to make, use, have made, sell, lease or otherwise transfer products covered by the patent or patent applications. Further, Dr. Platt granted to IGG the right to issue sublicenses. Dr. Platt is entitled to a royalty of 2% of the net selling price of products. Further, IGG is responsible for payment of all costs connected with obtaining the patents. The license may be terminated by Dr. Platt in the sixth year if total royalty payments, in any calendar year are less than $50,000. Because all products may require more than six years for FDA approval, the license may be terminated prior to the sale of any products, the granting of FDA approval, or the granting of any patents. All products are patent pending. The absence of patent and trademark protection represents a risk in that the Company is not able to prevent other companies from developing similar products. In addition, there can be no assurance that the technology of the Company will be granted patent protection, or will not infringe on patents owned by others. To the extent that the Company currently relies upon unpatented, proprietary technology, processes and know-how and the protection of such intellectual property by confidentially agreements, there can be no assurance that others may not independently develop similar technology and know-how or that confidentiality will not be breached. There is no assurance that any patents will ever be granted.

Dependence Upon Key Personnel

     The Company relies greatly in its efforts on the services and expertise of David Platt, Ph.D., CEO, Secretary and Chairman of the Board of the Company. The Company currently does not have an employment contract with Dr. Platt and currently there are no plans to enter into an employment contract with Dr. Platt. The operation and future success of the Company would be adversely affected in the event that David Platt is incapacitated or the Company otherwise loses his services.

Uncertainties Associated with Research and Development Activities

     The Company intends to continue its research and development activities on its products and for the purpose of developing proprietary products. Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. If research and development requires more funding than anticipated, the Company may have to reduce product development efforts or seek additional financing. There can be no assurance that the Company would be able to secure any necessary additional financing or that such financing would be available on favorable terms.

Marketing

     Assuming the Company is able to obtain FDA approval of its products, it intends to market the same through licenses granted to established pharmaceutical companies. Licensing partners will be selected on the basis of experience and the degree of financial success they exhibit in the industry. There are no assurances that the Company will obtain FDA approval for its products and there are no assurances that the Company will be successful in entering into license agreements with established pharmaceutical companies.

Company's Office

     The Company's offices are located at One Kendall Square Building 300, Suite 202, Cambridge, Massachusetts 02139 and its telephone number is (617) 621-3133. The Company leases 1,810 square feet of space.
The annual base rental is $27,150.00 and the term of the lease is two years. The lease rent is subject to adjustment upon the occurrence of certain events. Research is being conducted at various institutions. The Company believes that the existing offices and research and productive capacity of the facilities are suitable and adequate for the Company's operations.

Employees

     The Company is a development stage company and currently has only one employee other than its Officers and Directors. See "Management." Management of the Company expects to hire employees, consultants, attorneys and accountants as necessary.

---------------------------------------------------------------------
                              MANAGEMENT
---------------------------------------------------------------------

     The following table sets forth the name, age and position of each Officer and Director of the Company:

Name                Age            Position

David Platt, Ph.D.   41            Chief Executive Officer, Secretary
                                   and Chairman of the Board of
                                   Directors

Bradley J. Carver    34            President, Chief Financial Officer,
                                   Treasurer and a member of the Board
                                   of Directors

     All directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The Company's officers are elected by the Board of Directors at the annual meeting after each annual meeting of the Company's shareholders and hold office until their death, or until they resign or have been removed from office.

David Platt, Ph.D. - Chief Executive Officer, Secretary and Chairman of the Board of Directors

     Dr. Platt has been the Chief Executive Officer, Secretary and Chairman of the Board of Directors since March 1995 and has been the Chief Executive Officer, Secretary and the Chairman of the Board of Directors of IGG since December 1992. Dr. Platt has been Chief Executive Officer, Secretary and Chairman of the Board of Directors of Agricultural Glycosystems, Inc., a wholly owned subsidiary of the Company since its inception on June 23, 1995. From January 1991 to November 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan, Ann Arbor, Michigan. From October 1989 to November 1991, Dr. Platt was a research fellow with Dr. A. Raz. at the Michigan Cancer Foundation, Detroit Michigan. From January 1989 to August 1989, Dr. Platt was a research fellow under Dr. M. Wilcheck, Weizmann Institute of Science, Rehovot, Israel. Dr. Platt received a Doctor of Philosophy degree (1989), Masters of Science degree (1983), and Bachelor of Science degree (1978) from the Hebrew University of Jerusalem, Israel and a Bachelor of Engineering degree (1980) from Technion, Haifa, Israel.

Bradley J. Carver - President, Chief Financial Officer, Treasurer and a member of the Board of Directors

     Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of the Company since March 1995 and has been the President, Chief Financial Officer, Treasurer and a member of the Board of Directors of IGG since February 1993. Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of Agricultural Glycosystems, Inc., a wholly owned subsidiary of the Company since its inception on June 23, 1995. From June 1992 to October 1994, Mr. Carver has been a consultant with Cyrowski and Associates, which is engaged in the business of commercial real estate. From March 1991 to October 1994, Mr. Carver has been a consultant with Circuit Master, Inc., a Michigan corporation, which is a electronics design and engineering firm engaged in the production of audio power amplifiers. From June 1991 to September 1993, Mr. Carver was a consultant with EPI Medical Products, a Michigan corporation, which is engaged in the production and licensing of a patented device for disposal of hazardous medical waste and surgical products. From January 1991 to March 1993, Mr. Carver was a consultant with Capital Networks, Inc., a Michigan corporation, which is a consulting firm for small business. From January 1989 to March 1991, Mr. Carver was a consultant with Lincoln Technical Services, Inc., a Michigan corporation, which is engaged in the selection and management of engineers for automotive clients. From December 1988 to December 1990, Mr. Carver was the founder of Carver Nutritional Products, which was engaged in production and sale of sports nutrition products sold to professional and college sports teams. Mr. Carver received a Bachelor of Arts degree in management from Michigan State University in 1983.

Indemnification

     The Company's Bylaws provide that the Company's directors and officers will be indemnified to the fullest extent permitted by the Nevada Corporation Code, however, such indemnification shall not apply to acts of intentional misconduct; a knowing violation of law; or, any transaction where an officer or director personally received a benefit in money, property, or services to which to the director was not legally entitled.

     The Company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

---------------------------------------------------------------------
                        CERTAIN TRANSACTIONS
---------------------------------------------------------------------

     On January 7, 1994, IGG entered into a licensing agreement with Dr. Platt, the Company's Chief Executive Officer and a member of the Board of Directors to pay Dr. Platt a royalty of two percent (2%) of the net sales of the Company's products. See "Business - Patent Status and Protection of Proprietary Technology."

     In June 1994, the Company issued 20,000,000 "restricted" shares of Common Stock to Crosby Enterprises, Inc. in consideration of
$20,000.00; 10,000,000 "restricted" shares of Common Stock to Howard Crosby in consideration of services rendered; and, 10,000,000
"restricted" shares of Common Stock to Robert Jorgensen for service rendered.

     In March 1995, the Company effected a 1 for 78.14 reverse stock split of its common shares. Reference hereinafter is to post-split shares.

     On March 7, 1995, the Company issued 5,821,086 "restricted" shares of Common Stock in exchange for 19,633 shares of IGG, which constituted 93.9% of the outstanding shares of IGG. There was no relationship between Alvarada, Inc. and International Gene Group, Inc. prior to this transaction.

     On March 30, 1995, the Company entered into an agreement with Mr. James C. Czirr, a former member of the Board of Directors of the Company and Vice President, to pay Mr. Czirr a consulting fee of $8,000 per month. The Company has paid a total of $15,000.00 to Mr. Czirr and terminated the consulting agreement.

     On June 23, 1995, the shareholders removed Mr. James Czirr as a member of the Board of Directors and the Board of Directors voted not to fill his vacancy. Further, on June 23, 1995, Mr. Czirr was terminated as Vice President of the Company. The Company has since retained Mr. Czirr as a consultant to the Company.

     On June 17, 1996, the Company entered into a consulting agreement with Richard Salter wherein it granted Mr. Salter options to acquire up to 100,000 shares of the Company's Common Stock in consideration of consulting services to be rendered.

     On September 13, 1996, the Company entered into an agreement with Keith Greenfield whereby it issued 58,000 shares of Common Stock in consideration of services rendered.

     On September 26, 1996, the Company entered into a consulting agreement with Jim Czirr in consideration of a Warrant to purchase 200,000 shares of Common Stock of the Company.

     The foregoing agreements and transactions were as favorable as could have been obtained from an unaffiliated third party in a similar transaction.

     The Company leases office space in Cambridge, Massachusetts under a two-year operating lease expiring on August 24, 1997. The Company elected to pay the first year's rent in advance, which included the base rent of $27,150, charges for common area maintenance and real estate taxes of $11,670 and a security deposit of $2,263. The rent paid under this agreement will be adjusted for actual common area charges and real estate taxes. Also as of September 1995, the Company was leasing a vehicle under an operating lease of $400 per month over a forty-two month period. In June 1996, the Company leased an additional automobile for two years at $481 per month. The Company also leased a copier in May 1996, for three years at $285 per month.

     Minimum future rental payments under non-cancelable operating leases with remaining terms in excess of one year as of June 30, 1996 for each of the next five calendar years in the aggregate are as follows:

     Year ended December 31,
                         1996                     $  16,745
                         1997                        39,063
                         1998                        10,144
                         1999                         2,340
                         2000                           -0-

     The Company's subsidiary, Agricultural Glycosystems, rented office space on a month-to-month basis in Malvern, Pennsylvania. The monthly rental payment was $700 plus any additional services and was being accounted for as an operating lease. This lease was terminated subsequent to June 30, 1996. In connection with this lease, the Company paid a security deposit of $650 in 1995. The Company also leases some office furniture as needed on a month to month basis.

     On December 29, 1995, the Company's subsidiary Agricultural Glycosystems, Inc. (AGI) entered into a licensing agreement with the Government of Israel's Agricultural Research Organization concerning shared technology. The licensing agreement requires that AGI pay a three percent (3%) royalty on the net selling price of any licensed products arising from the shared technology. As an additional condition of this agreement, AGI will fund a research and development program requiring payments over the next five years totaling $1,573,000. In the first year of the licensing agreement, AGI is obligated to pay $327,000 followed by successive annual payments of $332,000, $314,000, $300,000 and $300,000, respectively. This agreement will be effective until the patents concerning the licensed technology have expired or the agreement is terminated by the parties involved. The Company paid $30,000 of the first year's payment in 1995, and an additional $70,000 in early 1996.

     On April 26, 1996, the Company entered into an agreement with Trinity American Corporation granting Trinity warrants for 500,000 shares of the Company's common stock. These warrants are exercisable at $5.00 per share for a term of 365 days or 100 days after the Securities and Exchange Commission declares the registration statement effective, registering the warrants and underlying shares.

     On May 14, 1996, the Company filed a Form S-8 Registration
Statement with the Commission (SEC Filed No. 333-4764), registering its non-qualified incentive option plan.

---------------------------------------------------------------------
                       MANAGEMENT REMUNERATION
---------------------------------------------------------------------

     The Company anticipates entering into employment agreements with its officers in the near future. Directors do not receive compensation for their services as directors and are not reimbursed for expenses incurred in attending board meetings. The Company paid the following salaries to its Officers in 1995:

     David Platt, Ph.D.       $ 64,000
     Bradley Carver           $ 51,000

and anticipates paying the following salaries in 1996:

     David Platt, Ph.D.       $ 72,000
     Bradley Carver           $ 72,000

     Further, Dr. Platt will receive a royalty of 2% of the net sales by the Company and its subsidiaries.

     Options to purchase 300,000 "restricted" shares of Common Stock at an exercise price of $0.10 per share, expiring in March 2005, were issued to James C. Czirr.

     Mr. Czirr was removed as a Director by shareholder action on June 23, 1995 and as Vice President by action of the Board of Directors on June 23, 1995. Mr. Czirr is currently a consultant to the Company.

---------------------------------------------------------------------
                        PRINCIPAL SHAREHOLDERS
---------------------------------------------------------------------

     The following table sets forth, as of the effective date of this offering, the outstanding Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and shareholdings of each Officer and Director and all Officers and Directors as a group.

Purchase of Stock at Organization

     In connection with organizing the Company, one person, Jim Michael Keen, its President, Treasurer and Chairman of the Board, paid an aggregate of $198,336 in cash and property to purchase a total of 1,000,000 shares of the Common Stock of the Company, at an average sales price of $0.20 per share. These transactions were not the result of arms' length negotiation. See "Risk Factors - Non-arms' Length Transactions."

     All of the shares of Common Stock presently issued and outstanding are "Restricted Securities" as that term is defined under the Securities Act of 1933, as amended, and, as such, may not be sold in the absence of registration under the Securities Act of 1933, as amended, or the availability of an exemption therefrom.

     The following table sets forth the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, each director individually and all officers and directors of the Company as a group. Each person has sole voting and investment power with respect to the shares of Common Stock shown, and all ownership is of record and beneficial.

Name and address    Number of                               Percent
of owner            Shares    Position                      of Class
------------------------------------------------------------------------------
David Platt, Ph.D.  2,964,950 Chief Executive Officer       33.11%
One Kendall Square            Secretary and Chairman
Building 300                  of the Board of Directors
Cambridge, MA 02139

Bradley J. Carver   2,583,086 President, Treasurer          28.84%
One Kendall Square            Chief Financial Officer,
Building 300                  and member of the Board
Cambridge, MA 02139

All officers and         5,548,036                          61.95%
directors as a
group (2 persons)


All shares are held beneficially and of record and each record shareholder has sole voting and investment power.

[1] These individuals are the Officers and Directors of the Company and may be deemed to be "parents or founders" of the Company as that term is defined in the Rules and Regulations promulgated under the Securities Act of 1933, as amended.

---------------------------------------------------------------------
                    DESCRIPTION OF THE SECURITIES
---------------------------------------------------------------------
     The Company is presently authorized to issue up to 25,000,000 shares of its $0.01 par value Common Stock. Presently 8,955,081 shares are issued and outstanding and 500,000 shares will be issued if the maximum number of Warrants are exercised at $5.00 per Warrant. The holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the outstanding Common Stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors. See "Capitalization" and "Risk Factors - Cumulative Voting, Preemptive Rights and Control."

     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.


Rights of Common Stock Shareholders

     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

     There are no outstanding options, warrants or rights to purchase shares of the Company's Common Stock, other than as offered herein and referred to herein.

Preferred Stock

     5,000,000 shares of preferred stock, $0.01 par value (the "Preferred Shares") are authorized for issuance. No Preferred Shares are issued and outstanding and there are no plans to issue any Preferred Shares at the present time. The relative rights, preferences, designations, rates, conditions, privileges, limitations, dividend rates, conversion rights, preemptive rights, voting rights, rights and terms of redemption, liquidation preferences and sinking terms thereof shall be determined by the Board of Directors, without any further vote or action by shareholders. The Board of Directors, without shareholder approval may issue Preferred Shares with dividend rights, liquidation preferences or other rights that are superior to the rights of holders of Common Stock.

Shares Eligible for Future Sale

     Upon completion of this offering the Company will have outstanding 9,205,081 shares of Common Stock if the 50% of the Warrants are exercised and 9,455,081 shares of Common Stock if the maximum number of Warrants are exercised. The 500,000 shares, issued pursuant to the exercise of the Warrants will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Act"). Of the remaining 8,955,081 shares 841,520 are freely tradeable without restriction and 8,113,561 are "restricted" securities as defined in Rule 144 of the Act. See "Plan of Distribution."

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a two (2) year holding period may sell in ordinary market transactions through a broker or with a market maker, within any three (3) month period a number of shares which does not exceed the greater of one percent (1%) of the number of outstanding shares of Common Stock or the average of the weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Sales under Rule 144 require the filing of Form 144 with the Securities and Exchange Commission. If the shares of Common Stock have been held for more than three (3) years by a person who is not an affiliate, there is no limitation on the manner of sale or the volume of shares that may be sold and no Form 144 is required. Sales under Rule 144 may have a depressive effect on the market price of the Company's Common Stock.

Transfer Agent

     The Company's Transfer Agent is:

          Transecurities International, Inc.
          2510 North Pines, Suite 202
          Spokane, Washington   99206

     Prior to August 14, 1995, no market has existed for the Company's securities. On August 14, 1995, the Company's common stock began trading on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "IGGI". The high and low bid prices of the Common Stock, by calendar quarter since August 14, 1995, are as follows:

     1995                          High      Low
          Third Quarter            1 3/4       5/8
          Fourth Quarter           3 1/4     1 5/8
     1996
          First Quarter            4 7/8     3 1/2
          Second Quarter           4         2 1/2
          Third Quarter            2 1/2     1

Market for the Company's Securities

     There is no market for the Warrants and none is expected to develop. See "Risk Factors - No Market for the Warrants."

     As of November 7, 1996, the Company has 225 holders of record of its Common Stock.

     The Company has not paid any dividends since it is inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

---------------------------------------------------------------------
                         PLAN OF DISTRIBUTION
---------------------------------------------------------------------
     The distribution of the Warrants and/or Common Stock offered by Trinity American Corporation may be effected by one or more transactions that may take place in the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by American Trinity Corporation.

     All proceeds from the exercise of the Warrants will be immediately available for use by the Company. The Company will not receive any proceeds from the sale of the Warrants or the sale of the Shares.

SEC 15(g) of the Securities Exchange Act of 1934.

     The Company's Shares are covered by Section 15g of the Securities Exchange Act of 1934, as amended, that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

     Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

---------------------------------------------------------------------
                              LITIGATION
---------------------------------------------------------------------

     The Officers and Directors of the Company certify that to the best of their knowledge, neither the Company nor any of its Officers and Directors are parties to any legal proceeding or litigation. Further, the Officers and Directors know of no threatened or contemplated legal proceedings or litigation. None of the Officers and Directors have been convicted of a felony or none have been convicted of any criminal offense, felony and misdemeanor relating to securities or performance in corporate office. To the best of the knowledge of the Officers and Directors, no investigations of felonies, misfeasance in office or securities investigations are either pending or threatened at the present time.

---------------------------------------------------------------------
                            LEGAL MATTERS
---------------------------------------------------------------------

     Legal matters in connection with the Common Stock of the Company to be issued in connection with the offering will be passed upon for the Company by Conrad C. Lysiak, Attorney and Counselor at Law, West 601 First Avenue, Suite 503, Spokane, Washington 99204.

---------------------------------------------------------------------
                               EXPERTS
---------------------------------------------------------------------

     The financial statements of the Company appearing in this Prospectus and the Registration Statement have been examined by the accounting firm of Kevin Williams & Associates, Certified Public Accountants, 601 West Riverside, Suite 1970, Spokane, Washington 99201, as indicated in its report contained herein. Such financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

---------------------------------------------------------------------
                        ADDITIONAL INFORMATION
---------------------------------------------------------------------
     The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington D.C. 20549, a registration statement under the Act, as amended with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, exhibits and schedules thereto. For further information with respect to the Company and the Units, reference is made to the registration statement, exhibits and schedules, copies of which may be obtained from the Commission's principals officers in Washington, D.C., upon payment of the fees prescribed by the Commission.

                      IGG INTERNATIONAL, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1995 AND 1994

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)
                 CONSOLIDATED FINANCIAL STATEMENTS

                         TABLE OF CONTENTS




                                                      Page

INDEPENDENT AUDITOR'S REPORT                                 1

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets                                  2
Consolidated Statements of Operations                        4
Consolidated Statements of Shareholders' Equity (Deficit)    6
Consolidated Statements of Cash Flows                        10
Notes to Consolidated Financial Statements                   14

PROFORMA COMBINED FINANCIAL STATEMENTS

Proforma Combined Financial Statements                       25
Proforma Combined Statements of Operations                   27

Board of Directors
IGG International, Inc.
Cambridge, Massachusetts

                         INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheet of IGG International, Inc. (a development stage enterprise) as of December 31, 1994, and 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years ended December 31, 1994, and 1995, and for the period from December 8, 1992 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IGG International, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995, and for the period ended December 8, 1992 (inception) through December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of $675,833 during the year ended December 31, 1995, and as of that date, had a shareholders' deficit of $270,941. As discussed in
Note 1, these conditions raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              /s/ Kevin J. Williams & Co.

Spokane, Washington
March 22, 1996

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

                    CONSOLIDATED BALANCE SHEETS



                               ASSETS

                        December 31,    December 31,
                        1994            1995
                        ____________    ____________

CURRENT ASSETS
  Cash                  $      17,131   $  250,490
  Prepaid rent                     -        28,052
  Other                         2,261       10,788
                         ____________   ___________

    TOTAL CURRENT ASSETS       19,392      289,330
                         ____________  ____________

EQUIPMENT, net of
  accumulated depreciation      3,886       16,810
                         ____________  ____________

OTHER ASSETS
  Deposits                        -          2,197
                         ____________  ____________












TOTAL ASSETS             $     23,278  $   308,337
                         ============  ============


The accompanying notes are an integral part of these consolidated financial statements.

       54                  IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

              CONSOLIDATED BALANCE SHEETS (continued)
           LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                          December 31,  December 31,
                              1994          1995
                          ____________  ____________
CURRENT LIABILITIES
  Accounts payable         $      -          9,011
  Professional fees payable   121,730      136,297
  Accrued interest                -         33,970
  Notes payable to share-
    holders, net                  -        400,000
                           ___________  ____________
      TOTAL CURRENT
        LIABILITIES           121,730      579,278
                           ___________  ____________

COMMITMENTS AND CONTINGENCIES     -            -
                            ___________  ___________

MINORITY STOCK INTERESTS          -            -
                            ___________  ___________
SHAREHOLDERS' EQUITY
  (DEFICIT)
  Preferred stock, $.01 par
    value, 5,000,000 shares
    authorized; no shares
    issued and outstanding        -             -
 Common stock, $.01 par value,
    25,000,000 shares
    authorized; 5,821,086 shares,
    and 7,507,495 shares
    issued and outstanding
    at December 31, 1994
    and 1995, respectively      58,211       75,075
  Additional paid-in capital    49,766      536,246
  Deficit accumulated
    during development stage  (206,429)    (882,262)
                            ___________  ____________
  TOTAL SHAREHOLDERS'
    EQUITY (DEFICIT)           (98,452)    (270,941)
                            ___________  ____________
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY
  (DEFICIT)                 $   23,278   $  308,337
                            ===========  ============








The accompanying notes are an integral part of these consolidated financial statements.

(In order to transmit these documents to the SEC via EDGAR, IGG International, Inc., a development stage enterprise, Consolidated Statements of Operations have been formatted to fit across two pages.)

                       IGG INTERNATIONAL, INC.
                   (A Development Stage Enterprise)

                CONSOLIDATED STATEMENTS OF OPERATIONS


                                             Years ended
                                      __________________________
                                      December 31,   December 31,
                                          1994           1995
                                      ____________   ____________
REVENUES                              $       -            -
                                      ____________   ____________
  GENERAL AND ADMINISTRATIVE EXPENSES
    Professional fees                     134,185        83,832
    Officers' salaries                        -         115,000
    Depreciation                            1,901         3,201
    Amortization-debt issuance costs          -          31,697
    Other general and administrative       26,602       258,596
                                      ___________   _____________
      Total                               162,688       492,326

  RESEARCH AND DEVELOPMENT COSTS
    Consultants, supplies and testing       5,451       154,495
                                      ____________   _____________
OPERATING LOSS                           (168,139)     (646,821)
                                      ____________   _____________
OTHER INCOME (EXPENSES)
  Interest expense                           (225)      (35,970)
  Interest income                              17         6,958
                                      ___________   _____________
    Total other income (expenses)            (208)      (29,012)
                                      ____________   _____________
NET LOSS                              $  (168,347)   $ (675,833)
                                      ============   =============
  NET LOSS PER COMMON SHARE           $     (0.03)        (0.09)
                                      ============   =============
  WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING              5,779,699      7,290,615
                                      ============   =============

The accompanying notes are an integral part of these consolidated financial statements.

                                 F-4





(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., a development stage enterprise, Consolidated
Statements of Operations have been formatted to fit across two pages.)

   Period from
December 8, 1992
  (inception)
   through
December 31, 1995
_________________

 $        -
 ______________

      224,829
      115,000
        6,166
       31,697
      307,167
 ______________
      684,859


      168,183
 ______________
     (853,042)
 ______________

      (36,195)

        6,975
 _____________
      (29,220)
 ______________
 $   (882,262)
 ==============
 $      (0.20)
 ==============

     4,493,728
 ==============



(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., a development stage enterprise, Consolidated
Statements of Shareholders' Equity (Deficit) have been formatted to fit across two pages.)

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
      For the years ended December 31, 1994 and 1995 and from
                     December 8, 1992 (inception)

                                                 Common Stock
                                             ______________________
                                              Number
                                             of Shares     Amount
                                             _________   __________
Balances - December 8, 1992                       -      $     -
                                             _________   __________
Issuance of shares to officers in
    consideration of services provided
    and additional cash contributed
    during 1993, net average cost of
    $0.76 per share                            578,165      5,782
  Net loss for the year ended
    December 31, 1993                              -          -
                                             _________   __________
Balances-December 31, 1993                     578,165      5,782
  Common stock issued for cash at
    $2.44 per share                             40,916        409
  Common stock issued for recruiting
    director with cash paid of
    $.001 per share                            200,134      2,001
  Cash paid by shareholders of a
    minority interest in International
    Gene Group, Inc. prior to the
    reverse acquisition of Alvarada, Inc.          -          -
  Shares issued for 9-for-1 stock
    dividend to shareholders as of
    January 3, 1994                          5,001,870     50,019
  Additional paid-in capital from
    original shareholders during the year          -          -
  Net loss for the year ended
    December 31, 1994                              -          -
                                             _________   __________
Balances-December 31, 1994                   5,821,086     58,211
                                             _________   __________

The accompanying notes are an integral part of these consolidated financial statements.
                                F-6



(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., a development stage enterprise, Consolidated
Statements of Shareholders' Equity (Deficit) have been formatted To fit across two pages.)







                     Deficit
                   Accumulated          Total
                    During the       Shareholders'
  Additional       Development         Equity
Paid-in Capital       Stage           (Deficit)
_______________   _____________     _____________
 $      -          $      -          $      -
 ___________       ___________       ___________




     37,905               -              49,687

        -             (38,082)          (38,082)
 ___________       ___________       ___________
     37,905           (38,082)            5,605

      9,591               -              10,000


     (1,801)              -                 200



     52,500               -              52,500


    (50,019)              -                 -

      1,590               -               1,590

        -            (168,347)         (168,347)
 ___________       ___________        ___________

     49,766          (209,429)          (98,452)
 ___________       ___________        ___________

                                F-7

(In order to transmit these documents to the SEC via EDGAR, IGG
International, a development stage enterprise, Consolidated Statements of Shareholders' Equity (Deficit) have been formatted to fit across two pages.)


                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
     For the years ended December 31, 1994 and 1995, and from
                    December 8, 1992 (inception)

                                                Common Stock
                                            ______________________
                                              Number
                                            of Shares     Amount
                                            _________   __________

Balances-December 31, 1994 (carryforward)   5,821,086   $  58,211

Recapitalization of the Company through
    the reverse acquisition of
    Alvarada, Inc.                          1,349,918   $  13,499
  Common stock issued for cash at
    $2.50 per share, net of costs
    of $7,500                                  88,200         882
  Common stock issued for cash at
    $1.19 to 1.25 per share, net
    of costs of $2,500                        248,291       2,483
  Net loss for year ended
    December 31, 1995                             -           -
                                            _________   __________
Balances-December 31, 1995                  7,507,495   $  75,075
                                            =========   ==========












The accompanying notes are an integral part of these consolidated financial statements.

                                 F-8



(In order to transmit these documents to the SEC via EDGAR, IGG
International, a development stage enterprise, Consolidated Statements of Shareholders' Equity (Deficit) have been formatted to fit across two pages.)








                     Deficit
                   Accumulated          Total
                    During the       Shareholders'
  Additional       Development         Equity
Paid-in Capital       Stage           (Deficit)
_______________   _____________     _____________

 $   49,766        $ (206,429)       $  (98,452)

    (17,321)              -              (3,822)


    212,118               -             213,000


    291,683               -             294,166

        -            (675,833)         (675,833)
 ___________       ___________       ___________
 $  536.246        $ (882,262)       $ (270,941)
 ===========       ===========       ===========


(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., (a development stage enterprise) Consolidated Statements of Cash Flows, have been formatted to fit across two pages.)
                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                 Years ended
                                        __________________________
                                        December 31,   December 31,
                                            1994          1995
                                        __________________________
Cash flows from operating activities:
   Interest received                    $       17    $    5,267
   Cash paid for services and
     administration                         (45,508)    (621,233)
   Interest paid                               (225)      (2,000)
   Debt issuance costs                          -        (31,697)
                                        ___________   ___________
   Net cash used in operating activities    (45,716)    (649,663)
                                        ___________   ___________
Cash flows from investing activities:
   Purchase of equipment                     (1,291)     (16,125)
   Loans to shareholders                        -        (40,000)
   Repayment of shareholder loans               -         40,000
   Deposits paid                                -         (2,197)
   Net cash used in acquisition                 -         (3,822)
                                        ___________   ___________
   Net cash used in investing activities     (1,291)     (22,144)
                                        ___________   ___________
Cash
flows from financing activities:
   Short-term borrowing, net                    -        398,000
   Proceeds from issuance of
     common stock                            61,700      517,166
   Payment of capital acquisition fees          -        (10,000)
   Capital contributed by shareholders        1,329          -
                                        ___________   ___________
   Net cash provided by financing
     activities                              63,029      905,166
                                        ___________   ___________
   Net increase in cash                      16,022      233,359
Cash-beginning balance                        1,109       17,131
                                        ___________   ___________
Cash-ending balance                     $    17,131   $  250,490
                                        ===========   ===========


The accompanying notes are an integral part of these consolidated financial statements.
                               F-10



(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., a development stage enterprise, Consolidated
Statements of Cash Flows have been formatted to fit across two  pages.)





  December 8,1992
    (inception)
     through
December 31, 1995
 _______________
   $     5,284

      (703,759)
        (2,225)
       (31,697)
  _____________
      (732,397)
  _____________

       (22,976)
       (40,000)
        40,000
        (2,197)
        (3,822)
  _____________
       (28,995)
  _____________


       398,000

       622,553
       (10,000)

         1,329
  _____________

    (1,011,882)
  _____________
       250,490
           -
  _____________
   $   250,490
  =============

                                F-11

(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., (a development stage enterprise) Consolidated Statements of Cash Flows, have been formatted to fit across two pages.)

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                Years ended
                                       __________________________
                                       December 31,   December 31,
                                           1994          1995
                                       __________________________
Reconciliation of net loss
   to net cash used in operating
   activities

   Net income (loss)                   $ (168,347)   $  (675,833)
                                       ___________   ____________
   Adjustments:
   Amortization of debt issuance costs        -           31,697
   Amortization of debt discount              -            2,000
   Debt issuance costs paid                   -          (31,697)
   Depreciation                             1,901          3,201
   Increase (decrease) in accounts
     payable                              121,730         23,578
   Increase in other assets                (1,000)        (8,527)
   Increase in prepaid rent                   -          (28,052)
   Increase in accrued interest               -           33,970
                                       ___________   ____________
   Total adjustments                      122,631         26,170
                                       ___________   ____________
   Net cash used in operating
     activities                        $  (45,716)   $  (649,663)
                                       ===========   ============










The accompanying notes are an integral part of these consolidated financial statements.

                                F-12



(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., a development stage enterprise, Consolidated
Statements of Cash Flows have been formatted to fit across two  pages.)






    December 8,1992
      (inception)
       through
   December 31, 1995
   _________________




     $  (882,262)
    ______________

          31,697
           2,000
         (31,397)
           6,166

         145,308
          (9,527)
         (28,052)
          33,970
   ______________
         149,865
   ______________

     $  (732,397)
   ==============



                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

IGG International, Inc. ("the Company"), formerly Alvarada, Inc., a Nevada corporation, is a successor by reverse acquisition (Note 7) to International Gene Group, Inc., a Michigan corporation. The Company is a development stage enterprise formed for the research and development of pharmaceutical products based on carbohydrate chemistry. International Gene Group, Inc. will continue as a subsidiary of IGG International, Inc. In June 1995, the Company incorporated a new subsidiary, Agricultural Glycosystems, Inc. in the state of Michigan. The Company is the sole shareholder in this subsidiary. Agricultural Glycosystems, Inc. will develop agricultural applications for products that are also based upon carbohydrate chemistry and these products will be either licensed from or jointly developed with the Government of Israel's Agricultural Research Organization. IGG International, Inc. maintains an office in Cambridge, Massachusetts, and Agricultural Glycosystems maintains an office in Malvern, Pennsylvania.

PRINCIPLES OF CONSOLIDATION

The Company's financial statements include the accounts of the Company, its majority owned subsidiary, International Gene Group, Inc., and its wholly owned subsidiary Agricultural Glycosystems, Inc. All material intercompany transactions and accounts have been eliminated in the consolidated financial statements.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash in interest-bearing accounts as of December 31, 1995 totals $215,432.
Over $100,000 is held by a single bank and could represent a concentration of credit risk. The Company's management believes such risk is minimal since these funds are in a "sweep" account which is daily reinvested in government securities funds.

EQUIPMENT

Equipment is carried at cost. Depreciation is calculated on accelerated methods over estimated useful lives ranging from 5 to 7 years.

       66                 IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ADVANCES TO AND FROM OFFICERS

In recent years, the officers have, as necessary, advanced funds to the Company. Most of these advances have been converted to additional paid-in capital. At times, the officers have received advances from the Company. As of June 30, 1995, the Company had loaned its founder, Dr. David Platt, $40,000 to facilitate moving the Company and his residence from Michigan to Massachusetts. The loan was secured by a residence and repaid in September 1995.

PATENTS

Amounts paid to secure patent rights are expensed as paid until the products under development have passed testing and prove to be viable per regulatory requirements.

DEBT ISSUANCE COSTS

Debt issuance costs consist of legal and other related costs incurred in connection with the Company's private placement offering in early 1995. These costs were amortized over the remaining life of the one-year promissory notes. The debt issuance costs and accumulated amortization totaled $31,697 as of December 31, 1995.

RESEARCH AND DEVELOPMENT

Research and development costs, which consist primarily of consultants, supplies and testing, are charged to operations as incurred.

LOSS PER SHARE

Loss per share is computed using the weighted average number of common shares outstanding or deemed to be outstanding during the period. The computation of loss per share does not include common stock equivalents which are anti-dilutive.

STOCK SPLIT

In March 1995, the Company effected a 78.14-for-1 reverse stock split for all shares outstanding at that date. All references in the financial statements to issued and outstanding shares and per share data reflect this reverse stock split.

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

As of December 31, 1995, the Company had accumulated net operating losses of approximately $850,000. These losses are available to reduce taxable income and the corresponding future federal and state income taxes. These losses may be carried forward for fifteen years, with the earliest expiration year of 2008.

MINORITY INTEREST

At December 31, 1995, minority shareholders held an approximately six percent interest in International Gene Group, Inc. No value for this minority interest is shown on the accompanying balance sheet, as the subsidiary had a shareholders' deficit at December 31, 1995.

GOING CONCERN

The consolidated financial statements of the Company have been prepared on a going-concern basis. That basis of accounting contemplates the realization of assets and the satisfaction of liabilities in the normal course of conducting business operations. As shown in the consolidated financial statements, operations for the year ended December 31, 1995 resulted in a net loss of $675,833, and as of that date the Company had a shareholders' deficit of $270,941. The Company's future is dependent on its ability to continue to obtain additional capital or adequate financing to fund successive phases of human clinical testing of its products in order to prove their efficacy and marketability, and to achieve a level of sales adequate to support its operations.
The Company is currently engaged in a Regulation D offering to raise additional capital from qualified investors. The Company is making presentations to various venture capital sources to raise additional capital. The Company is also pursuing possible strategic partnerships or collaborations with other companies interested in its substances under development. The Company has raised additional investor capital subsequent to December 31, 1995. Through March 1996, this additional capital totals $430,625 (see Note 5).

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RESTATEMENT

The restatement of the financial statements have resulted in certain changes in presentation which have no effect on the net losses or shareholder's equity for December 31, 1994, or the year then ended.

NOTE 2.  EQUIPMENT

The Company's equipment at December 31, 1994 and 1995 consists of the following:

                                     December 31,    December 31,
                                     1994            1995
                                    ___________     ____________

Computer and office equipment       $    6,851      $     22,976
Less:  accumulated depreciation         (2,965)           (6,166)
                                    ___________     _____________
                                $    3,886      $     16,810
                                    ===========     =============

NOTE 3.  NOTES PAYABLE

In March 1995, the Company raised $400,000 from a private placement offering of eight "investment units" from accredited investors whom through their investments became shareholders of the Company. This offering was intended to provide a "bridge" loan for the research and development activities of the Company, and was contingent on the completion of the reverse acquisition (Note 7). Each investment unit consisted of a $50,000 promissory note and 25,000 shares of common stock. The promissory notes, which pay ten percent interest per annum, mature January 1, 1996 unless the Company extends the notes for an additional year. If the Company elects to extend the notes, it must issue an additional 10,000 shares of common stock to the note holders of each unit, resulting in a total of an additional 80,000 shares of common stock being issued.

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 3. NOTES PAYABLE (continued)

The private placement offering document further requires that, if the Company successfully completes a public or private offering of equity securities for $500,000 or more, it must use 50% of the proceeds of such offering to repay the promissory notes. Under the offering document, the Company may elect to convert all or part of the promissory notes and accrued interest to common stock at a stated conversion rate of $.5001 per share of common stock, or at an alternate conversion rate contingent upon the future trading price of the Company's stock.

The Company has discounted the aforementioned promissory notes to a value of $398,000. The discount of $2,000, based upon the stock's assigned value of $.01, has been attributed to stock issued with the investment units. The Company accrued interest payable on the promissory notes at December 31, 1995 of $33,970.

Expenses associated with the private placement offering totaled $31,697. These charges have been capitalized and were amortized over the original period of the loans. These expenses include legal and promotional costs associated with the debt offering and the related reverse acquisition of Alvarada, Inc.

In early 1996, promissory note holders converted $310,000 of the aforementioned promissory notes at the rate of $1.25 per common share to 248,000 shares. The noteholders also converted $30,746 in accrued interest at the rate of $1.25 per common share into 24,597 shares. As of March 22, 1996, the Company is offering to convert the remaining notes (of which $65,000 are outstanding) to common stock at the rate of $2.00 per share of common stock.

NOTE 4.  ACCOUNTS PAYABLE AND ACCRUED ATTORNEY FEES

In 1993 and 1994, the Company engaged the services of a Detroit, Michigan law firm for the purpose of raising funds for the Company from private investors. While ultimately unsuccessful in raising any significant funds for the Company, the law firm billed the Company $111,635 for its services in late 1994. This same amount is recorded in full as an accrued liability on the Company's balance sheet at December 31, 1994 and 1995.

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 4.  ACCOUNTS PAYABLE AND ACCRUED ATTORNEY FEES (continued)

The Company disputes the amount of the legal charges and expects to settle this obligation for an amount less than the recorded liability. As of March 22, 1996, the amount and timing of any settlement is unknown. As of December 31, 1994, the Company owed two other legal firms $10,095, which was subsequently paid. As of December 31, 1995, the Company owed additional legal and accounting bills totalling $24,662.

NOTE 5.  SHAREHOLDERS' EQUITY

International Gene Group, Inc. was incorporated on December 8, 1992 with an authorized capitalization of 60,000 shares of no par common stock. The Company did not begin its activities or issue stock until early 1993. In 1993, the original shareholders received common stock for services provided and contributed $43,687 in cash. In 1994, these shareholders contributed an additional $1,590 in cash. During 1994, the Company sold common stock by subscription agreements for a total of $62,700.

As of March 7, 1995, the majority shareholders of International Gene Group , Inc., controlling 19,633 shares of common stock, acquired eighty-one percent control of Alvarada, Inc. through a reverse acquisition in exchange for their stock (Note 7). The investment of the remaining shareholders, controlling 1,278 shares of International Gene Group, Inc., is recorded as minority interest in this subsidiary (Note 1).

The acquisition is being accounted for as a reverse acquisition and the subsequent capital structure of the continuing entity includes the restated stock of Alvarada, Inc. at $.01 par value and a combination of the companies' additional paid-in capital.

After the reverse stock split in 1995, the authorized capital stock of Alvarada, Inc., subsequently known as IGG International, Inc., was amended to include thirty million (30,000,000) authorized shares of stock, consisting of twenty-five million (25,000,000) shares of common stock with a par value of $.01, and five million (5,000,000) shares of preferred stock with a par value of $.01.
On March 31, 1995, in exchange for accepting a seat on the Board of Directors, the Company agreed to issue Mr. James C. Czirr warrants to purchase up to a total of 300,000 shares of the Company's common

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 5. SHAREHOLDERS' EQUITY (continued)

stock exercisable at $.10 per share through March 2005. On October 2, 1995, the Company agreed to give Mr. Czirr a one-quarter of one percent (0.25%) royalty interest in all products licensed or developed by Agricultural Glycosystems, Inc. and, in addition, 3,500 shares of common stock in the Company per month, to be distributed under a benefit plan to be adopted, for his future efforts in developing the Company. The final document concerning the details of this agreement is currently not yet executed as of March 22, 1996.

On October 1, 1995, The Company agreed to issue 1,500 shares of common stock to Ms. Yael Zisling in exchange for her coordination and direction of public and investor relationships. These shares are to be distributed under a benefit plan to be adopted. The Company has the right upon thirty days notice to convert this distribution to a cash payment of $4,000 per month. The original agreement provided for Ms. Zisling's services for a three-month period. The Company has currently paid Ms. Zisling $6,000 in cash in early 1996, in partial consideration of her efforts.

Additional capital raised by the Company in 1995 includes $271,666 from the down payment on a subscription for 684,874 shares of common stock with a total subscription price of $815,000. The future payments on this subscription are contingent upon the Company being able to raise additional investor subscription proceeds matching or exceeding the original down payment and subsequently matching or exceeding each of the two future semi-annual payments of $271,666. The Company has currently satisfied the requirement for matching the down payment and the first semi-annual payment (due in May 1996) of the above mentioned subscription.

NOTE 6.  RELATED PARTY TRANSACTIONS

In January 1994, the Company agreed that its founder, Dr. David Platt, will receive an inventor's royalty from the Company of two percent of net sales, in exchange for the licensed patent rights on the modified pectin and related substances being developed. The Company has agreed to pay all of the costs to procure and maintain any patents granted under this agreement. The agreement includes a requirement that the royalties paid in the sixth year of this agreement and all subsequent years meet a minimum requirement of

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 6.  RELATED PARTY TRANSACTIONS (continued)

$50,000. If this requirement is not met, Dr. Platt may terminate the agreement and retain the patent rights. The Company may terminate the agreement on sixty days' notice.

As of March 31, 1995, the Company entered into an agreement with a director and shareholder, Mr. James C. Czirr, to perform full time consulting services at the rate of $8,000 per month plus reimbursable expenses. In June 1995, Mr. Czirr's consulting contract was canceled and he was removed from the Company's Board of Directors. As of September 28, 1995, Mr. Czirr again became a consultant to the Company and had his interests modified, as discussed in Note 5.

NOTE 7.  ACQUISITION AND RECAPITALIZATION

On March 7, 1995, Alvarada, Inc. acquired International Gene Group, Inc. by exchanging 5,821,086 shares of its issued and outstanding common stock for 19,633 issued and outstanding shares of International Gene Group, Inc. As a result of this exchange, Alvarada, Inc. acquired approximately 94% of the outstanding common stock of International Gene Group, Inc. The shares issued in this exchange are considered as being issued from the earliest period presented, January 1, 1993, for the calculation of weighted average shares outstanding. In the reverse acquisition, no adjustment of assets of either company to "fair value" has been made, and goodwill has not been recognized as a result of the acquisition.

Prior to the acquisition of International Gene Group, Inc., Alvarada, Inc. had approximately 1,349,860 shares of common stock issued and outstanding. As shares were reissued from the stock split and acquisition, any fractional shares were rounded upward in accordance with the agreements. As of March 28, 1995, Alvarada, Inc. changed its name to IGG International, Inc.

ACQUISITION

The assets and liabilities of Alvarada, Inc. as of March 7, 1995, prior to the acquisition of 94% of International Gene Group, Inc., consisted of the following recorded at their historical amounts:

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 7.  ACQUISITION AND RECAPITALIZATION - ACQUISITION (continued)

    Cash                                    $      139
    Cash in escrow-bridge loan                 400,000
    Debt issuance costs                         31,697
                                            __________
       Total assets                            431,836
                                            __________
    Accounts payable                             5,000
    Accounts payable-debt issuance costs        31,458
    Promissory notes payable, net              398,000
    Shareholder loans                            1,200
                                            __________
        Total liabilities                      435,658
                                            __________
            Net liabilities acquired        $   (3,822)
                                            ==========

Alvarada, Inc. had an accumulated deficit during development stage of $274,784 as of December 31, 1994. Prior to the reverse acquisition of March 7, 1995, Alvarada, Inc. had a net loss of $1,548 from the beginning of the year until this date. Prior to this acquisition, during February 1995, shareholders contributed $500 for 6,399 shares of common stock.

NOTE 8.  LEASES

The consolidated statements of operations and cash flows include the operations and cash flows of Alvarada, Inc. for the period from March 7, 1995 to December 31, 1995.

The Company leases office space in Cambridge, Massachusetts under a two-year operating lease expiring on August 24, 1997. The Company elected to pay the first year's rent in advance, which included the base rent of $27,150, charges for common area maintenance and real estate taxes of $11,670 and a security deposit of $2,263. The rent paid under this agreement will be adjusted for actual common area charges and real estate taxes. Also as of September 1995, the Company was leasing a vehicle under an operating lease of $400 per month over a forty-two month period.

Minimum future rental payments under non-cancelable operating leases with remaining terms in excess of one year as of December 31, 1995 for each of the next five calendar years in the aggregate are as follows:

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the years ended December 31, 1994 and 1995

NOTE 8.  LEASES (continued)

Year ended December 31,

                     1996                  $    14,549
                     1997                       29,871
                     1998                       4,800
                     1999                       1,200
                     2000                         -

The Company's subsidiary, Agricultural Glycosystems, rents office space on a month to month basis in Malvern, Pennsylvania. The monthly rental payment is $700 plus any additional services and is being accounted for as an operating lease. In connection with this lease, the Company paid a security deposit of $650 in 1995.

NOTE 9.  LICENSING AGREEMENT

On December 29, 1995, the Company's subsidiary Agricultural Glycosystems, Inc. (AGI) entered into a licensing agreement with the Government of Israel's Agricultural Research Organization concerning shared technology. The licensing agreement requires that AGI pay a three percent (3%) royalty on the net selling price of any licensed products arising from the shared technology. As an additional condition of this agreement, AGI will fund a research and development program requiring payments over the next five years totaling $1,573,000. In the first year, AGI will pay $327,000 followed by successive annual payments of $332,000, $314,000, $300,000 and $300,000, respectively. This agreement will be effective until the patents concerning the licensed technology have expired or the agreement is terminated by the parties involved. The Company paid $30,000 of the first year's payment in 1995, and an additional $70,000 in early 1996.

                      IGG INTERNATIONAL, INC.
                 (A Development Stage Enterprise)

              PROFORMA COMBINED FINANCIAL STATEMENTS



The following proforma combined financial statements reflect the reverse acquisition of Alvarada, Inc. by International Gene Group, Inc. as of March 7, 1995. This transaction involves the issuance of 5,821,086 shares of common stock of Alvarada, Inc. in exchange for ninety-four percent of the outstanding shares of International Gene Group, Inc. The stock issued in this transaction represents eighty-one percent of the outstanding stock of Alvarada, Inc. Subsequent to the reverse acquisition, Alvarada, Inc. changed its name to IGG International, Inc.

The proforma financial statements have been prepared utilizing the historical financial statements of International Gene Group, Inc. and Alvarada, Inc., and should be read in conjunction with the separate historical financial statements and notes thereto of these companies for the respective periods presented.

The proforma financial information is based on the purchase method of accounting. The proforma combined statements of operations assume the acquisition had occurred at the beginning of the period presented in the statements. All intercompany accounts and transactions have been eliminated.

The proforma combined financial statements do not purport to be indicative of the financial positions and results of operations and cash flows which actually would have been obtained if the acquisition had occurred on the date indicated or the results which may be obtained in the future.

(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., (a development stage enterprise) Proforma Combined Statements of Operations, have been formatted to fit across two pages.)

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

             PROFORMA COMBINED STATEMENTS OF OPERATIONS
                For the year ended December 31, 1994
                            (Unaudited)

                                             HISTORICAL
                                  _______________________________
                                    Alvarada,       International
                                       Inc.        Gene Group, Inc.
                                _____________    ______________

REVENUES                           $       -        $       -
                                   ____________     _____________
OPERATING EXPENSES
  General and administrative            35,774           26,602
  Depreciation                             -              1,901
  Professional fees                        -            134,185
  Research and development                 -              5,451
                                   _____________    _____________
  OPERATING LOSS                       (35,774)        (168,139)
                                   _____________    _____________
OTHER INCOME (EXPENSES)
  Interest expense                         -               (225)
  Interest income                          -                 17
                                   _____________    _____________
  Total other expenses                     -               (208)
                                   _____________    _____________

NET LOSS                            $   (35,774)     $ (168,347)
                                   =============    =============
  LOSS PER COMMON SHARE             $     (0.04)     $    (0.03)
                                   =============    =============
  WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING              934,335       5,779,669
                                   =============    =============






                                F-25




(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., (a development stage enterprise) Proforma Combined
Statements of Operations, have been formatted to fit across two pages.)








          PROFORMA
_____________________________

Adjustments       Combined
____________    _____________

$       -       $        -
____________    _____________

        -             62,376
        -              1,901
        -            134,185
        -              5,451
____________     ____________
        -           (203,913)
____________     ____________

        -               (225)
        -                 17
____________     ____________
        -               (208)
____________     ____________

$        -        $   204,121
============     ============
                  $    (0.03)
                 ============
                    6,714,004
                 ============


(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., (a development stage enterprise) Proforma Combined Statements of Operations, have been formatted to fit across two pages.)


                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

             PROFORMA COMBINED STATEMENTS OF OPERATIONS
                For the year ended December 31, 1995
                            (Unaudited)

                                           HISTORICAL
                                _______________________________
                                                       IGG
                                Alvarada, Inc.    International
                                January 1, 1995        Inc.
                                   through           formerly
                                 March 7, 1995    International
                                  acquisition     Gene Group, Inc.
                            ______________    ______________

REVENUES                         $       -        $       -
                                 ____________     _____________
OPERATING EXPENSES
  General and administrative           1,548           258,596
  Depreciation                           -               3,201
  Amortization-debt issuance             -              31,697
  Professional fees                      -              83,832
  Officers' salaries                     -             115,000
  Research and development               -             154,495
                                 _____________    _____________
  OPERATING LOSS                      (1,548)         (646,821)
                                 _____________    _____________
OTHER INCOME (EXPENSES)
  Interest expense                       -             (35,970)
  Interest income                        -               6,958
                                 _____________    _____________
  Total other expenses                   -             (29,012)
                                 _____________    _____________

NET LOSS                          $    1,548)     $   (675,833)
                                 =============    =============
  LOSS PER COMMON SHARE           $     (0.00)     $     (0.11)
                                 =============    =============
  WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING          1,302,437       5,988,178
                                 =============    =============

                                 F-27



(In order to transmit these documents to the SEC via EDGAR, IGG
International, Inc., (a development stage enterprise) Proforma Combined
Statements of Operations, have been formatted to fit across two pages.)









          PROFORMA
_____________________________





Adjustments       Combined
____________    _____________

$       -       $        -
____________    _____________

        -            260,144
        -              3,201
        -             31,697
        -             83,832
        -            115,000
        -            154,495
____________     ____________
        -           (648,369)
____________     ____________

        -            (35,970)
        -              6,958
____________     ____________
        -            (29,012)
____________     ____________

$        -        $ (677,381)
============     ============
                  $    (0.09)
                 ============
                    7,290,615
                 ============

                                F-28

Board of Directors
IGG International, Inc.
Cambridge, Massachusetts

                      ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying consolidated balance sheet of IGG International, Inc. (a development stage enterprise) as of June 30, 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the six months ended June 30, 1996, and 1995, and for the period from December 8, 1992 (inception) through June 30, 1996. The review was conducted in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of IGG International, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of $888,086 during the six months ended June 30, 1996, and as of that date, had an accumulated deficit during the development stage of $1,770,348. As discussed in Note 1, these conditions raise substantial doubt that the Company will be able to continue as a going concern.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The balance sheet for the year ended December 31, 1995 was audited by us and we expressed an unqualified opinion on it in our report dated March 22, 1996. We have not performed any auditing procedures since that date.

Kevin J. Williams & Co.
Spokane, Washington
August 12, 1996

                      IGG INTERNATIONAL, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                    CONSOLIDATED BALANCE SHEETS


                                  December 31,        June 30,
                                  1995                1996
                                  _________           _________

ASSETS

CURRENT ASSETS
    Cash                          $ 250,490           $ 247,248
    Prepaid rent                     28,052               8,642
    Other                            10,788              12,084
                                  _________            ________
TOTAL CURRENT ASSETS                289,330             267,974

EQUIPMENT, net of
  accumulated depreciation           16,810              27,901

OTHER ASSETS
    Deposits                          2,197               1,507
                                  _________           _________
TOTAL ASSETS                      $ 308,337           $ 297,382
                                  =========           =========





















See accountant's review report and the accompanying notes which are an integral part of these consolidated financial statements.

                      IGG INTERNATIONAL, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                    CONSOLIDATED BALANCE SHEETS


                                  December 31,        June 30,
LIABILITIES AND SHAREHOLDERS      1995                1996
  EQUITY (DEFICIT)                _________           _________

CURRENT LIABILITIES
    Accounts payable              $   9,011           $  35,763
    Professional fees payable       136,297             154,170
    Accrued interest                 33,970               5,406
    Notes payable to
      shareholders, net             400,000              32,500
                                   ________            ________
TOTAL CURRENT LIABILITIES           579,278             227,839
                                   ________            ________

COMMITMENTS AND CONTINGENCIES           -                   -

MINORITY STOCK INTERESTS                -                   -

SHAREHOLDERS' EQUITY (DEFICIT)
    Preferred stock,
      $.01 par value,
      5,000,000 shares
      authorized; no shares
      issued and outstanding            -                   -
    Common stock, $.01 par
      value, 25,000,000
      shares authorized;
      7,507,491 shares, and
      8,438,836 shares issued
      and outstanding at
      December 31, 1995,
      and March 31, 1996,
      respectively                   75,075              84,388
    Additional paid-in capital      536,246           1,755,503
    Deficit accumulated during
      development stage            (882,262)         (1,770,348)
                                 __________          __________
TOTAL SHAREHOLDERS' EQUITY
  (DEFICIT)                        (270,941)             69,543
                                 __________          __________
TOTAL LIABILITIES AND SHARE-
  HOLDERS' EQUITY (DEFICIT)      $  308,337          $  297,382
                                 ==========          ==========


See accountant's review report and the accompanying notes which are an integral part of these consolidated financial statements.

(In order to file with the SEC via EDGAR, the Consolidated
Statements of Operations for IGG International, Inc. (a development stage enterprise) have been formatted to fit across two pages.)

                      IGG INTERNATIONAL, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
               CONSOLIDATED STATEMENTS OF OPERATIONS


                          Three Months Ended
                                June 30,
                          1995         1996
                          ___________  __________

REVENUES                  $       -    $      -
                          ___________  __________
GENERAL AND
  ADMINISTRATIVE EXPENSES
    Professional fees          55,024      64,374
    Officers' salaries         25,000      65,000
    Depreciation                  703       1,871
    Amortization-debt
      issuance costs            9,510         -
    Other                      69,548     126,561
                           __________  __________
Total                         159,785     257,806

RESEARCH AND DEVELOPMENT COSTS
    Consultants, supplies
      and testing              89,825     135,691
                           __________  __________
OPERATING LOSS               (249,610)   (393,497)
                           __________  __________
OTHER INCOME (EXPENSES)
    Interest expense          (10,791)     (3,386)
    Interest income             2,499       4,890
                           __________  __________
Total other income
  (expenses)                   (8,292)      1,504
                           __________  __________
NET LOSS                   $ (257,902) $ (391,993)
                           ==========  ==========
NET LOSS PER COMMON SHARE  $    (0.04) $    (0.05)
                           ==========  ==========
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING   7,109,114   8,452,306
                           ==========  ==========



See accountant's review report and the accompanying notes which are an integral part of these consolidated financial statements.

                                 F-4


(In order to file with the SEC via EDGAR, the Consolidated
Statements of Operations for IGG International, Inc. (a development stage enterprise) have been formatted to fit across two pages.)

                                      Period from
                                      December 8,
                                      1992
                                      (inception)
               Six Months Ended       through
                   June 30,           June 30, 1996
            1995         1996
            ___________  __________   ____________

            $      -     $     -      $       -
            ___________  __________   ____________



                61,404     100,891        325,720
                31,000     131,000        246,000
                 1,066       3,702          9,868
                12,680         -           31,697
                85,071     246,193        553,360
            __________  __________   ____________
               191,221     481,786      1,166,645




               111,577     309,623        477,806
             __________  __________   ____________
              (302,798)   (791,409)    (1,644,451)
             __________  __________   ____________

               (14,388)   (107,392)      (143,587)
                 3,536      10,715         17,690
             __________  __________   ____________

               (10,852)    (96,677)      (125,897)
             __________  __________   ____________
             $ (313 650) $(888,086)   $(1,770,348)
             ==========  ==========   ============
             $    (0.04) $    (0.11)  $     (0.22)
             ==========  ==========   ============

              7,109,114   8,452,306      7,908,305
             ==========  ==========    ===========



                      IGG INTERNATIONAL, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
               CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   December 8,
                                                   1992
                             Six months ended      (inception)
                         June 30,     June 30,     through
                         1995         1996         June 30, 1996
                         ___________  ___________  ___________

Cash flows from
  operating activities:
    Interest received    $     3,536  $    10,715  $    15,999
    Cash paid for
      services and
      administration        (268,854)    (723,894)  (1,427,653)
    Interest paid               (800)      (5,210)      (7,435)
                         ___________  ___________  ___________
Net cash used in
  operating activities      (266,118)    (718,389)  (1,419,089)
                         ___________  ___________  ___________

Cash flows from
  investing activities:
    Purchase of equipment     (5,310)     (14,793)     (37,769)
    Loans to shareholders    (40,000)         -        (40,000)
    Repayment of share-
      holder loans               -            -         40,000
    Deposits paid, net           -            690       (1,507)
    Net cash used in
      acquisition             (3,822)         -         (3,822)
                         ___________  ___________  ___________
Net cash used in
  investing activities       (49,132)     (14,103)     (43,098)
                         ___________  ___________  ___________












See accountant's review report and the accompanying notes which are an integral part of these consolidated financial statements.

                      IGG INTERNATIONAL, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    December 8,
                                                    1992
                            Six months ended        (inception)
                            June 30,     June 30,   through
                            1995         1996       June 30, 1996
                            ________    ________    ________
Cash flows from
  financing activities:
    Short-term borrowing    398,000          -        398,000
    Payments on short-
      term borrowing             -        (57,500)    (57,500)
    Proceeds from
      issuance of
      common stock          155,500       827,076   1,449,629
    Payment of capital
      acquisition fees       (7,500)      (40,326)    (50,326)
    Capital contributed
      by shareholders            -             -        1,329
    Debt issuance costs     (31,697)           -      (31,697)
                          _________    __________   _________
Net cash provided by
  financing activities      514,303       729,250   1,709,435
                          _________    __________   _________
Net increase in cash        199,053        (3,242)    247,248

Cash-beginning balance       17,131       250,490          -
                          _________    __________   _________
Cash-ending balance      $  216,184   $   247,248  $  247,248
                          =========    ==========   =========














See accountant's review report and the accompanying notes which are an integral part of these consolidated financial statements.

                       IGG INTERNATIONAL, INC
                  (A DEVELOPMENT STAGE ENTERPRISE)
         CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                    December 8,
                                                    1992
                            Six months ended        (inception)
                          June 30,     June 30,     through
                          1995         1996         June 30, 1996
                          ___________  ___________  ___________
Reconciliation of net
    loss to net cash
    used in operating
    activities:
    Net loss              $  (313,650) $  (888,086) $(1,770,348)
                           __________   ___________  __________
  Adjustments:
    Interest expense
      for extension of
      notes payable paid
      in common stock             -        100,000      100,000
    Interest on notes
      converted to
      common stock                -         30,746       30,746
    Amortization of
      debt issuance
      costs                    12,680          -         31,697
    Amortization of
      debt discount               800          -          2,000
    Depreciation                1,066        3,702        9,868
    Increase(decrease)
      in accounts payable      26,238       44,625      189,933
    Increase in other
      assets                   (6,140)      (1,296)     (10,823)
    Decrease (increase)
      in prepaid rent             700       19,410       (8,642)
    Increase (decrease)
      in accrued interest      13,588      (28,564)       5,406
    Legal fees paid by
      issuance of stock           -          1,074        1,074
                           __________   __________   __________
    Total Adjustments          47,532      169,697      351,259
                           __________   __________   __________
  Net cash used in
    operating activities  $  (266,118) $  (718,389) $(1,419,089)
                           ==========   ==========   ==========


See accountant's review report and the accompanying notes which are an integral part of these consolidated financial statements.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

IGG International, Inc. ("the Company"), formerly Alvarada, Inc., a Nevada corporation, is a successor by reverse acquisition (Note
7) to International Gene Group, Inc, a Michigan corporation. The Company is a development stage enterprise formed for the research and development of pharmaceutical products based on carbohydrate chemistry. International Gene Group, Inc. will continue as a subsidiary of IGG International, Inc. In June 1995, the Company incorporated a new subsidiary, Agricultural Glycosystems, Inc. in the state of Michigan. The Company is the sole shareholder in this subsidiary. Agricultural Glycosystems, Inc. will develop agricultural applications for products that are also based upon carbohydrate chemistry and these products will be either licensed from or jointly developed with the Government of Israel's Agricultural Research Organization. IGG International, Inc. and Agricultural Glycosystems, Inc. maintain an office in Cambridge, Massachusetts.

PRINCIPLES OF CONSOLIDATION

The Company's financial statements include the accounts of the Company, its majority owned subsidiary, International Gene Group, Inc., and its wholly owned subsidiary Agricultural Glycosystems, Inc. All material intercompany transactions and accounts have been eliminated in the consolidated financial statements.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash in interest-bearing accounts as of December 31, 1995 and June 30, 1996 totals $215,432 and $207,000, respectively. This includes over $100,000 and $200,000, respectively, which is held by a single bank and could represent a concentration of credit risk. The Company's management believes such risk is minimal since these funds are in a "sweep" account which is daily reinvested in government securities funds.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

EQUIPMENT

Equipment is carried at cost. Depreciation is calculated on accelerated methods over estimated useful lives ranging from 5 to 7 years.

ADVANCES TO AND FROM OFFICERS

In recent years, the officers have, as necessary, advanced funds to the Company. Most of these advances have been converted to additional paid-in capital. At times, the officers have received advances from the Company.

PATENTS

Amounts paid to secure patent rights are expensed as paid until the products under development have passed testing and prove to be viable per regulatory requirements.

DEBT ISSUANCE COSTS

Debt issuance costs consist of legal and other related costs incurred in connection with the Company's private placement offering in early 1995. These costs were amortized over the remaining life of the one-year promissory notes. Debt issuance costs net of accumulated amortization totaled $31,697 as of December 31, 1995.

RESEARCH AND DEVELOPMENT

Research and development costs, which consist primarily of consultants, supplies and testing, are charged to operations as incurred.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LOSS PER SHARE

Loss per share is computed using the weighted average number of common shares outstanding or deemed to be outstanding during the period, including any warrants which are exercisable and outstanding. The computation of loss per share does not include common stock equivalents which are anti-dilutive.

STOCK SPLIT

In March 1995, the Company effected a 78.14-for-1 reverse stock split for all shares outstanding at that date. All references in the financial statements to issued and outstanding shares and per share data reflect this reverse stock split.

INCOME TAXES

As of June 30, 1996, the Company had accumulated net operating losses of approximately $1,700,000. These losses are available to reduce taxable income and the corresponding future federal and state income taxes. These losses may be carried forward for fifteen years, with the earliest expiration year of 2008.

MINORITY INTEREST

At June 30, 1996, minority shareholders held an approximately six percent interest in International Gene Group, Inc. No value for this minority interest is shown on the accompanying balance sheet, as the subsidiary had a shareholders' deficit at June 30, 1996.

       91                  IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

GOING CONCERN

The consolidated financial statements of the Company have been prepared on a going-concern basis. That basis of accounting contemplates the realization of assets and the satisfaction of liabilities in the normal course of conducting business operations. As shown in the consolidated financial statements, operations for the year ended December 31, 1995 resulted in a net loss of $675,833, and as of that date the Company had a shareholders' deficit of $270,941. During the six months ended June 30, 1996, the Company's net loss was $888,086. The Company's future is dependent on its ability to continue to obtain additional capital or adequate financing to fund successive phases of human clinical testing of its products in order to prove their efficacy and marketability, and to achieve a level of sales adequate to support its operations.

The Company is currently engaged in raising additional capital from qualified investors. The Company is making presentations to various venture capital sources to raise additional capital. The Company is also pursuing possible strategic partnerships or collaborations with other companies interested in its substances under development. In the six months ended June 30, 1996, the additional capital raised through the sale of common stocks totaled $786,750.

RESTATEMENT

The restatement of the financial statements have resulted in certain changes in presentation which have no effect on the net losses or shareholder's equity for December 31, 1995, or the year then ended.

INTERIM FINANCIAL STATEMENTS

The interim financial statements as of and for the six months ended June 30, 1996 included herein have been prepared for the Company, without audit. They reflect all adjustments which are, in the opinion of management, necessary to present fairly the results of operations for these periods. All such adjustments are normal recurring adjustments. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 2.  EQUIPMENT

The Company's equipment at December 31, 1995 and June 30, 1996 consists of the following:

                                December 31, 1995   June 30, 1996
Computer, office equipment and
   improvements                      $ 22,976         $ 37,769
   Less:  accumulated
    depreciation                       (6,166)          (9,868)
                                     _________        _________
TOTAL                                $ 16,810         $ 27,901
                                     =========        =========


NOTE 3.  NOTES PAYABLE

In March 1995, the Company raised $400,000 from a private placement offering of eight "investment units" from accredited investors whom through their investments became shareholders of the Company. This offering was intended to provide a "bridge" loan for the research and development activities of the Company, and was contingent on the completion of the reverse acquisition (Note 6). Each investment unit consisted of a $50,000 promissory note and 25,000 shares of common stock. The promissory notes, which pay ten percent interest per annum, have a maturity date of January 1, 1996 although this date may be extended at the Company's option for an additional year. As a condition of extending the notes, the Company is obligated to issue an additional 10,000 shares of common stock to the note holders of each unit, resulting in a total of an additional 80,000 shares of common stock being issued. In 1996, the Company elected to extend the loan and issued the 80,000 shares valued at $1.25 per share. This expense was treated as additional interest paid in the first quarter of 1996 totalling $100,000.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 3.  NOTES PAYABLE (continued)

The private placement offering document further requires that, if the Company successfully completes a public or private offering of equity securities for $500,000 or more, it must use 50% of the proceeds of such offering to repay the promissory notes. Under the offering document, the Company may elect to convert all or part of the promissory notes and accrued interest to common stock at a stated conversion rate of $.5001 per share of common stock, or at an alternate conversion rate contingent upon the future trading price of the Company's stock.

The Company has discounted the aforementioned promissory notes to a value of $398,000. The discount of $2,000, based upon the stock's assigned value of $.01, has been attributed to stock issued with the investment units. The Company accrued interest payable on the promissory notes at December 31, 1995 of $33,970.

Expenses associated with the private placement offering totaled $31,697. These charges have been capitalized and were amortized over the original period of the loans. These expenses include legal and promotional costs associated with the debt offering and the related reverse acquisition of Alvarada, Inc.

In January 1996, promissory note holders converted $310,000 of the aforementioned promissory notes at the rate of $1.25 per common share to 248,000 shares. The noteholders also converted $30,746 in accrued interest at the rate of $1.25 per common share into 24,597 shares. During the first six months of 1996, the Company repaid $57,500 of the remaining promissory note including interest. As of August 12, 1996, the Company is offering to convert those notes still outstanding to common stock at the rate of $2.00 per share of common stock.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 4.  ACCOUNTS PAYABLE AND ACCRUED ATTORNEY FEES

In 1993 and 1994, the Company engaged the services of a Detroit, Michigan law firm for the purpose of raising funds for the Company from private investors. While ultimately unsuccessful in raising any significant funds for the Company, the law firm billed the Company $111,635 for its services in late 1994. This same amount is recorded in full as an accrued liability on the Company's balance sheet at December 31, 1995 and June 30, 1996.

The Company disputes the amount of the legal charges and expects to settle this obligation for an amount less than the recorded liability. As of August 11, 1996, the amount and timing of any settlement is unknown. As of December 31, 1995 and June 30, 1996, the Company owed additional legal and accounting bills totalling $24,662 and $42,535, respectively.

NOTE 5.  SHAREHOLDERS' EQUITY

International Gene Group, Inc. was incorporated on December 8, 1992 with an authorized capitalization of 60,000 shares of no par common stock. The Company did not begin its activities or issue stock until early 1993. In 1993, the original shareholders received common stock for services provided and contributed $43,687 in cash. In 1994, these shareholders contributed an additional $1,590 in cash. During 1994, the Company sold common stock by subscription agreements for a total of $62,700.

As of March 7, 1995, the majority shareholders of International Gene Group , Inc., controlling 19,633 shares of common stock, acquired eighty-one percent control of Alvarada, Inc. through a reverse acquisition in exchange for their stock (Note 7). The investment of the remaining shareholders, controlling 1,278 shares of International Gene Group, Inc., is recorded as minority interest in this subsidiary (Note 1).

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 5. SHAREHOLDERS' EQUITY (continued)

The acquisition is being accounted for as a reverse acquisition and the subsequent capital structure of the continuing entity includes the restated stock of Alvarada, Inc. at $.01 par value and a combination of the companies' additional paid-in capital.

After the reverse stock split in 1995, the authorized capital stock of Alvarada, Inc., subsequently known as IGG International, Inc., was amended to include thirty million (30,000,000) authorized shares of stock, consisting of twenty-five million (25,000,000) shares of common stock with a par value of $.01, and five million (5,000,000) shares of preferred stock with a par value of $.01.

On March 31, 1995, in exchange for accepting a seat on the Board of Directors, the Company agreed to issue Mr. James C. Czirr warrants to purchase up to a total of 300,000 shares of the Company's common stock exercisable at $.10 per share through March 2005. As of December 31, 1995, one hundred thousand of these warrants are considered outstanding and exercisable. As of June 30, 1996, two hundred thousand of these warrants are considered as outstanding and excercisable. These outstanding warrants are considered as common stock equivalents. On October 2, 1995, the Company agreed to give Mr. Czirr a one-quarter of one percent (0.25%) royalty interest in all products licensed or developed by Agricultural Glycosystems, Inc. and, in addition, 3,500 shares of common stock in the Company per month, to be distributed under a benefit plan to be adopted, for his future efforts in developing the Company. The final document concerning the details of this agreement is currently not yet executed as of August 12, 1996.

On October 1, 1995, the Company agreed to issue 1,500 shares of common stock per month to Ms. Yael Zisling in exchange for her coordination and direction of public and investor relationships. These shares are to be distributed under a benefit plan to be adopted. The Company has the right upon thirty days notice to convert this distribution to a cash payment of $4,000 per month. The original agreement provided for Ms. Zisling's services for a three-month period. The Company paid Ms. Zisling $6,000 in cash in February 1996, in partial consideration of her efforts. Ms. Zisling is no longer providing services to the Company and this agreement is now in dispute.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 5. SHAREHOLDERS' EQUITY (continued)

Additional capital raised by the Company in 1995 includes $271,666 from the down payment on a subscription for 684,874 shares of common stock with a total subscription price of $815,000. The future payments on this subscription are contingent upon the Company being able to raise additional investor subscription proceeds matching or exceeding the original down payment and subsequently matching or exceeding each of the two future semi-annual payments of $271,666. The Company has currently satisfied the requirement for matching the down payment and the subsequent payments due on the above mentioned subscription.

In June 1996, the Company granted 2,500 warrants per month for a period of thirteen months to Mr. Richard Salter in consideration of consulting services. The purchase price of common stock from these warrants is $0.01 per share and will be considered vested and exercisable immediately each month. Furthermore, the Company granted Mr. David Sandberg, in consideration for legal services, the right to purchase up to 10,000 shares of common stock at $0.01 per share based on warrants issued for reduction in legal fees. As of June 30, 1996, the Company considers 399 shares issued to Mr. Sandberg under this agreement.

NOTE 6.  RELATED PARTY TRANSACTIONS

In January 1994, the Company agreed that its founder, Dr. David Platt, would receive an inventor's royalty from the Company of two percent of net sales, in exchange for the licensed patent rights on the modified pectin and related substances being developed. The Company has agreed to pay all of the costs to procure and maintain any patents granted under this agreement.

The agreement includes a requirement that the royalties paid in the sixth year of this agreement and all subsequent years meet a minimum requirement of $50,000. If this requirement is not met, Dr. Platt may terminate the agreement and retain the patent rights. The Company may terminate the agreement on sixty days' notice.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 6.  RELATED PARTY TRANSACTIONS (continued)

As of March 31, 1995, the Company entered into an agreement with a director and shareholder, Mr. James C. Czirr, to perform full time consulting services at the rate of $8,000 per month plus reimbursable expenses. In June 1995, Mr. Czirr's consulting contract was canceled and he was removed from the Company's Board of Directors. As of September 28, 1995, Mr. Czirr again became a consultant to the Company and had his interests modified, as discussed in Note 5.

NOTE 7.  ACQUISITION AND RECAPITALIZATION

On March 7, 1995, Alvarada, Inc. acquired International Gene Group, Inc. by exchanging 5,821,086 shares of its issued and outstanding common stock for 19,633 issued and outstanding shares of International Gene Group, Inc. As a result of this exchange, Alvarada, Inc. acquired approximately 94% of the outstanding common stock of International Gene Group, Inc. The shares issued in this exchange are considered as being issued from the earliest period presented, January 1, 1993, for the calculation of weighted average shares outstanding. In the reverse acquisition, no adjustment of assets of either company to "fair value" has been made, and goodwill has not been recognized as a result of the acquisition.

Prior to the acquisition of International Gene Group, Inc., Alvarada, Inc. had approximately 1,349,860 shares of common stock issued and outstanding. As shares were reissued from the stock split and acquisition, any fractional shares were rounded upward in accordance with the agreements. As of March 28, 1995, Alvarada, Inc. changed its name to IGG International, Inc.

ACQUISITION

The assets and liabilities of Alvarada, Inc. as of March 7, 1995, prior to the acquisition of 94% of International Gene Group, Inc., consisted of the following recorded at their historical amounts:

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 7.  ACQUISITION AND RECAPITALIZATION (continued)


Cash                                               $     139
Cash in escrow-bridge loan                           400,000
Debt issuance costs                                   31,697
                                                   _________
Total assets                                         431,836
                                                   _________
Accounts payable                                      (5,000)
Accounts payable-debt issuance costs                 (31,458)
Promissory notes payable, net                       (398,000)
Shareholder loans                                    (21,200)
                                                   _________
Total liabilities                                   (435,658)
                                                   __________
Net liabilities acquired                           $  (3,822)
                                                   ==========

Alvarada, Inc. had an accumulated deficit during development stage of $274,784 as of December 31, 1994. Prior to the reverse acquisition of March 7, 1995, Alvarada, Inc. had a net loss of $1,548 from the beginning of the year until this date. Prior to this acquisition, during February 1995, shareholders contributed $500 for 6,399 shares of common stock.

NOTE 8.  LEASES

The Company leases office space in Cambridge, Massachusetts under a two-year operating lease expiring on August 24, 1997. The Company elected to pay the first year's rent in advance, which included the base rent of $27,150, charges for common area maintenance and real estate taxes of $11,670 and a security deposit of $2,263. The rent paid under this agreement will be adjusted for actual common area charges and real estate taxes. Also as of September 1995, the Company was leasing a vehicle under an operating lease of $400 per month over a forty-two month period. In June 1996, the Company leased an additional automobile for two years at $481 per month. The Company also leased a copier in May 1996, for three years at $285 per month.

       99                  IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 8.  LEASES (continued)

Minimum future rental payments under non-cancelable operating leases with remaining terms in excess of one year as of June 30, 1996 for each of the next five calendar years in the aggregate are as follows:

     Year ended December 31,
                         1996                     $  16,745
                         1997                        39,063
                         1998                        10,144
                         1999                         2,340
                         2000                           -0-

The Company's subsidiary, Agricultural Glycosystems, rented office space on a month-to-month basis in Malvern, Pennsylvania. The monthly rental payment was $700 plus any additional services and was being accounted for as an operating lease. This lease was terminated subsequent to June 30, 1996. In connection with this lease, the Company paid a security deposit of $650 in 1995. The Company also leases some office furniture as needed on a month to month basis.

NOTE 9.  LICENSING AGREEMENT

AGRICULTURAL GLYCOSYSTEMS, INC.

On December 29, 1995, the Company's subsidiary Agricultural Glycosystems, Inc. (AGI) entered into a licensing agreement with the Government of Israel's Agricultural Research Organization concerning shared technology. The licensing agreement requires that AGI pay a three percent (3%) royalty on the net selling price of any licensed products arising from the shared technology. As an additional condition of this agreement, AGI will fund a research and development program requiring payments over the next five years totaling $1,573,000. In the first year of the licensing agreement, AGI is obligated to pay $327,000 followed by successive annual payments of $332,000, $314,000, $300,000 and $300,000, respectively. This agreement will be effective until the patents concerning the licensed technology have expired or the agreement is terminated by the parties involved. The Company paid $30,000 of the first year's payment in 1995, and an additional $70,000 in early 1996.

                      IGG INTERNATIONAL, INC.
                  (A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 1995
and the six month periods ended June 30, 1996 and 1995
_________________________________________________________________

NOTE 10.  SUBSEQUENT EVENTS

On April 26, 1996, the Company entered into an agreement with Trinity American Corporation granting Trinity warrants for 500,000 shares of the Company's common stock. These warrants are exercisable at $5.00 per share for a term of 365 days or 100 days after the Securities and Exchange Commission declares the registration statement effective, registering the warrants and underlying shares.

UNTIL __________, 1997, (NINETY DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

          TABLE OF CONTENTS

Prospectus Summary  .    .
The Company    .    .    .               IGG INTERNATIONAL, INC.
Risk Factors   .    .    .
Use of Proceeds     .    .
Dilution  .    .    .    .              500,000 Warrants to Purchase
Capitalization .    .    .             500,000 Shares of Common Stock
Selected Financial Data  .              and 500,000 Shares of Common
Management's Discussion and Analysis   Stock Underlying the Warrants
  of Financial Condition and
  Results of Operations  .
Dividend Policy     .    .
Business   .   .    .    .              __________________________
Management     .    .    .                      PROSPECTUS
Certain Transactions     .              __________________________
Management Remuneration  .
Principal Shareholders   .              DATED: ___________________
Description of the Securities
Plan of Distribution .   .                 IGG INTERNATIONAL, INC.
Litigation     .    .    .             One Kendall Square Building 300
Legal Matters  .    .    .                        Suite 200
Experts   .    .    .    .             Cambridge, Massachusetts 02139
Additional Information   .                     (617) 621-3133
Financial Statements     .    F-1


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information must not be relied upon as having been authorized by the Company. Neither the deliver nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy an security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, to any person to whom it is unlawful to make such offer or solicitation.

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22.  Indemnification of Directors and Officers.

     The only statutes, charter provisions, bylaws or other arrangements under which any controlling person, Director or Officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such are set forth below.

     The Nevada Revised Statutes provides for indemnification where a person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in right of a corporation), by reason of fact he is or was a Director, Officer, employee or agent of a corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Lack of good faith is not presumed from settlement or nolo contendere plea. Indemnification of expenses (including attorneys' fees) allowed in derivative actions except in the case of misconduct in performance of duty to corporation unless the Court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). Determination that the person to be indemnified met applicable standards of conduct, if not made by the Court, is made by the Board of Directors by majority vote of quorum consisting of the Directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The Corporation may purchase indemnity insurance. In so far as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 23.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses in connection with the issuance and distribution of the shares being registered. All the amounts shown are estimates, except the registration fee.

                              Minimum        Maximum
Registration Fee - SEC   .    $   3,577.76   $  3,577.76

NASD Filing Fee     .    .        1,537.55      1,537.55

Printing and Engraving   .       10,000.00     10,000.00

Legal Fees and Disbursements     10,000.00     10,000.00

Accounting Fees     .    .        5,000.00      5,000.00

Transfer Agent Fees .    .        1,000.00      1,000.00

Blue Sky Fees and Expenses    .   8,884.69      8,884.69

Selling Commission  .    .    .

TOTAL     .    .    .    .    .$ 40,000.00   $ 40,000.00


ITEM 24.  Recent Sales of Unregistered Securities.

     The following table set forth information as to recent sales of the Registrant's Common Stock since the formation of the Registrant, all of which shares were not registered under the Securities Act of 1933, as amended:


                                             Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other          Sale
--------------------------------------------------------------------------------

Leland Thalacker and            4,000   $ 10,000.00         08/03/95
Cessily Thalacker
26776 West 12 Mile Road
Suite 202
Southfield, MI  48034

Martin L. & Patricia B.         6,000   $ 15,000.00         08/03/95
Schmidt Co. Trust
Martin & Patricia Schmidt
Living Trust
7155 Parkhurst
Bloomfield Hills, MI  48301

Carl R. Messing &               6,000   $ 15,000.00         08/03/95
Shelia R. Messing JTTEN
2760 Powderhorn Ridge
Rochester Hills, MI  48309

Sebastian Minaudo               6,000   $ 15,000.00         08/03/95
4144 Vassar
Troy, MI  48084

George R. Carlson &       20,000   $ 50,000.00         08/03/95
Lesley R. Carlson JTTEN
6450 Gilbert Lake Road
Bloomfield Hills, MI  48301

Yehuda Guy Shrem                4,000   $ 10,000.00         09/15/95
1 Helsinki Street
Tel Aviv, 62996 Israel

Elaine T. Robins TTEE          20,000   $ 25,000.00         11/13/95
Elaine T. Robins Revocable
Living Trated Dated 1/20/86
5250 Pond Bluff Drive
West Bloomfield, MA  48323

George Strawbridge, Jr.       228,291   $271,666.29         11/30/95
3801 Kennett Pike
Building B 100
Wilmington, DE  19807

Ross Upton Partnership         16,101   Loan Conversation   02/16/96
P. O. Box 1083                     & Extension
Benton Harbor, MI  49022


                                             Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other          Sale
--------------------------------------------------------------------------------------

Paul H. Swy TTEE UAD      10,734   Loan Conversation   02/16/96
3/20/73 FBO Paul H. Swy            & Extension
290 Substation Road       10,000   10,000 @ $1.25
Temperance, MI  48182

Carl Richard              26,836   Loan Conversation   02/16/96
21 Main Street Circle              & Extension
Sylvania, OH  43560       30,000   30,000 @ $1.25

Stephen E. Upton          10,734   Loan Conversation   02/16/96
TTEE UAD 7/8/71                    & Extension
FBO Stephen E. Upton
100 Ridgeway
St. Joseph, MI  49085

James E. Morris TTEE      13,955   Loan Conversation   02/16/96
FBO China Township                 & Extension
Dental Assoc. Prof.
Sharing Plan
5013 St. Clair Hwy
China Township, MI  48054

Grayson C. East, Jr.      12,881   Loan Conversation   02/16/96
TTEE UAD 1/17/75 FBO               & Extension
The Grayson C. East Jr. Trust
3335 Auburn Road
Utica, MI  48137

Rex C. Knepper            21,468   Loan Conversation   02/16/96
6575 Carrietown Lane               & Extension
Toledo, OH  43615

Jerrold L. Kelley         10,734   Loan Conversation   02/16/96
43316 Aspen                        & Extension
Sterling Heights,
  MI  48313                2,000   2,000 @ $1.25

John G. Natsis             8,051   Loan Conversation   02/16/96
5681 Tequesta Drive                & Extension
Bloomfield, MI  48323

Carl F. Peterson          16,101   Loan Conversation   02/16/96
27670 Groesbeck Highway            & Extension
Roseville, MI  48066

Joyce L. Stump            10,734   Loan Conversation   02/16/96
P. O. Box 3155                     & Extension
Toledo, OH  43607         10,000   10,000 @ $1.25

David DeLeeuw             10,734   Loan Conversation   02/16/96
13466 Landfair Road                & Extension
San Diego, CA  92133       4,000   4,000 @ $1.25

H. Preston Hawkins &      16,101   Loan Conversation   02/16/96
Carrie A. Hawkins JTTEN            & Extension
360 Patrician Way
Pasadena, CA  91105

Dickson R. Shipman        10,734   Loan Conversation   02/16/96
735 Congress Street                & Extension
Ottawa, IL  61350


                                        Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other          Sale
--------------------------------------------------------------------------------------

Paul R. Francis &              23,101   Loan Conversation   02/16/96
Garnet S. Francis JTTEN                 & Extension
3266 Chanson Valley Drive
Lambertville, MI  48144

Robert R. Avrit &              13,418   Loan Conversation   02/16/96
Marilyn Avrit JTTEN                     & Extension
4479 Grove Street
Sonoma, CA  95476

Avrit Family Trust             53,671   Loan Conversation   02/16/96
9/29/92 Robert & Marilyn                & Extension
Avirt TTEE                      4,500   4,500 @ $1.25
4479 Grove Street
Sonoma, CA  95476

Frontier International          6,836   Loan Conversation   02/16/96
Corp.                                   & Extension
P. O. Box "O"
Temperance, MI  48182

David F. Upton                  4,000   Extension of   02/16/96
200 Ridgeway                            Loan
St. Joseph, MI  49085

Warren E. Gast                  2,000   Extension of   02/16/96
1240 Young Place                        Loan
St. Joseph, MI  49085

Gan Jacobsen &                  5,000   Extension of   02/16/96
Donna M. Jacobsen JTTEN                 Loan
47895 Van Dyke
Utica, MI  48317

Charles W. Wafer                5,000   Extension of   02/16/96
P. O. Box 2174                          Loan
Rancho Santa Fe, CA  92067

Thomas W. D'Orazi              10,000   $ 12,500.00    02/16/96
P. O. Box 2151
Sandpoint, ID  83864

Fabian T. Andres               25,000   $ 31,250.00    02/16/96
703 N. King James Lane
Liberty Lake, WA  99019

Craig A. Schafer               32,000   $ 40,000.00    02/16/96
10501 NE 31st Avenue
Vancouver, WA  98686

John R. Edman                  11,000   $ 13,750.00    02/16/96
3330 South Shore Circle
Orchard Lake, MI  48323

Elite Discount                  5,000   $  6,250.00    02/16/96
Health Foods
of Green Valley LC
6700 West Charleston
Las Vegas, NV  89102


                                        Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other          Sale
-------------------------------------------------------------------------------

Spenst Hansen                  10,000   $ 12,500.00    02/16/96
18612 McGhee Drive
Bonney Lake, WA  98390

Mark G. Difalco &              12,000   $ 15,000.00    02/16/96
Lisa Difalco JTTEN
3018 Loon Lake Shores
Waterford, MI  48329

Lyndon C. & Pamela             10,000   $ 12,500.00    02/16/96
L. Taylor JTTEN
3726 Nottingham Street
Houston, TX  77005

Leonard D. Pearlman            16,000   $ 20,000.00    02/16/96
c/o Loretta Trevers
250 North 1170 East
Logan, UT  84321

George R. Carlson &            52,000   $130,000.00    02/16/96
Lesley R. Carlson JTTEN
6450 Gilbert Lake Road
Bloomfield Hills, MI  48301

Craig C. & Linda                5,000   $  6,250.00    02/16/96
Condron JTTEN
West 7205 Kendick Road
Nine Mile Falls, WA  99026

Robert L. Wolk                  8,000   $ 20,000.00    02/16/96
32274 Tall Timber
Farmington Hills, MI  48334

Gordon R. Finch &              20,000   $ 25,000.00    02/16/96
Marla J. Finch JTTEN
5806 North Vista Lane
Spokane, WA  99212 1679

William A. Shortt              12,000   $ 15,000.00     02/16/96
22320 Pontiac Trail
South Lyon, MI  48178

Anthony D. Fiorillo &          12,000   $ 15,000.00     02/16/96
Marie V. Fiorillo JTTEN
76 Webber Place
Grosse Pointe Shores, MI  48236

Laurence S. Bunde &             5,000   $  6,250.00     02/16/96
Nancy R. Bunde JTTEN
1999 West Erie Road
Temperance, MI  48182

Richard Lenzi                  12,000   $ 15,000.00     02/16/96
1921 Long Point Drive
Bloomfield Hills, MI  48302

Karen S. Wehrle                 5,000   $  6,250.00     02/16/96
2326 Willesden Green Road
Toledo, OH  43617

                                        Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other     Sale
--------------------------------------------------------------------------------

Michael L. Wallach             10,000   $ 12,500.00    02/16/96
12117 N. Riverwood Drive
Spokane, WA  99218

Joseph A. Tedesco              10,000   $ 12,500.00    02/16/96
S. 3904 Ridgeview Drive
Spokane, WA  99206

Stanley V. Winters              5,000   $  6,260.00    02/16/96
3725 North Murray Road
Otis Orchards, WA  99027

Andrew T. Biggs                 8,000   $ 10,000.00    02/16/96
3810 West Center Road
Spokane, WA  99206

Paul G. Prior                  10,000   $ 12,500.00    02/16/96
6000 Snowshoe Circle
Bloomfield Hills, MI  48301

William K. Strickfaden         10,000   $ 12,500.00    02/16/96
4212 Wellington Drive
Ft. Collins, CO  80526 5231

Floyd E. Hambleton             20,000   $ 25,000.00    02/16/96
920 NW View Ridge Court
Camas, WA  98607

Barbara Cohen                   4,000   $  5,000.00    02/16/96
6294 Ramwyck Court
West Bloomfield, MI  48322

Terry J. Kuras                  5,000   $  6,250.00    02/16/96
248 Maywood
Monroe, MI  48162

Robert S. Stump                 5,000   $  6,250.00    02/16/96
1246 Old Trail Road
Maumee, OH  43537

Richard M. Bright               5,000   $  6,250.00    02/16/96
2117 Stoneheyne Circle
Lafayette, CO  80026

Laroy Orr                       5,000   $  6,250.00    02/16/96
1020 Adams Avenue B
Ogden, UT  84404

Bruce W. Franklin &            10,000   $ 12,500.00    02/16/96
Kiristy A. Franklin JTTEN
3631 Brookside
Bloomfield Hills, MI  48302

Otto Beldvich                   5,000   $  6,250.00    02/16/96
4140 Cherry Lane
Traverse City, MI  49684






                                        Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other     Sale
--------------------------------------------------------------------------------
Wallis W. Wood                  5,000   $  6,250.00    02/16/96
7100 Peachtree-Dunwoody Road
#100
Atlanta, GA  30328

Fred C. Hoeppner &              5,000   $  6,250.00    02/16/96
Margaret J. Hoeppner JTTEN
1573 West Uinta Way
Denver, CO  80231

Robert Jacobs                   6,000   $  7,500.00    02/16/96
31800 North Western Hwy
#201
Farmington Hills, MI  48334

Anthony Lenzi, Jr.            12,000    $ 15,000.00    02/16/96
422 Eileen Drive
Bloomfield Hills, MI  48303

Charles W. Wafer               21,836   $ 27,295.00    02/29/96
P. O. Box 2174
Rancho Santa Fe, CA  92067

Gan Jacobsen &                 21,836   Loan Conversion 3/25/96
Donna M. Jacobsen JTTEN                 & Extension
47895 Van Dyke
Utica, MI  48317

Victor I. Moss DO              5,000   $ 10,000.00     03/25/96
TTEE Victor I. Moss
PC Employees Profit Share Trust
30223 Kings Way
Farmington Hills, MI  48331

MSA Industrial                25,000   $ 31,250.00     03/25/96
Corporation
Herbert Mendel President, CEO
777 A Riverview Drive
Benton Harbor, MI  49022

Richard H. Garrison            7,500   $ 15,000.00     03/25/96
530 NE 127th Street
Vancouver, WA  98685

John Ray                       4,000   $  8,000.00     03/25/96
4140 Cherry Lane
Traverse City, MI  49684

Bill Hart                      4,000   $  5,000.00     03/25/96
Box 1666
Park City, UT  84060

Ruth Hedy Nuriel               6,250   $ 12,500.00     04/10/96
10435 Lincoln
Huntington Woods, MI  48070

Robert Ambros &                7,500   $ 15,000.00     04/10/96
Yvonne Ambros Co-Subscribers
54185 Michelle Lane
Shelby Twp, MI  48315

       110                              Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other     Sale
--------------------------------------------------------------------------------

Stanley E. Stanczak            12,500   $ 25,000.00     04/10/96
Trust U/A DTD 3/22/85
Stanley E. Stanczak Trustee
19155 Veronica
Eastpoint, MI  48021

Mark Skousen                  25,000   $ 50,000.00      04/10/96
P.O. Box 2488
Winter Park, FL  32790

Bruce T. Colasanti             7,500   $ 15,000.00     04/10/96
2147 Babcock
Troy, MI  48084

Dale H. and Carla            115,633   Conversion from 05/24/96
J. Conaway JTTEN                       International
803 Blanchette Drive                   Gene Group
East Lansing, MI  48823

Richard Lenzi                 57,816   Conversion from 05/24/96
1921 Long Point Drive                  International
Bloomfield Hills, MI  48302            Gene Group

Darryl E. Gustafson            7,500   $ 15,000.00     06/06/96
815 Hampton Road
Arcadia, CA  91006

Tomlinson Programs Inc         4,000   $  8,000.00     06/06/96
382 Maple Lane
Oakland, MI  48363 1326

Keith Shoff &                  5,000   $ 10,000.00     06/06/96
Cheryl A. Shoff JTWROS
21 West Ballard Road
Colbert, WA  99005

Robert C. Ross                 2,500   $  5,000.00     06/06/96
902 East Brentwood Drive
Spokane, WA  99208

George A. Scroggie             5,000   $ 10,000.00     06/06/96
136 Cove Cresent
Stoney Creek, Ontario
Canada

Mary R. Hunt                   2,500   $  5,000.00     08/20/96
Revocable Trust
1102 N. Lafayette Blvd.
South Bend, Indiana 46617

George Strawbridge, JR       228,291   $271,666.29     08/20/96
3801 Kennett Pike
Bldg. B 100
Wilmington, DE  19807

Britannia Holdings           100,000   $200,000.00     08/20/96
Limited
Kings House The Grange
St. Peter Port
Guernsey, GY12QJ CHAN


                                        Amount of
                              Shares    Consideration  Date of
Name of Owner                 Acquired  Cash/Other     Sale
--------------------------------------------------------------------------------

RAN Enterprises Inc.           12,600   $ 31,500.00    06/06/95
30231 Essex Drive
Farmington Hills, MI  48331

RAN Enterprises Inc.           12,600   $ 31,500.00    06/06/95
30231 Essex Drive
Farmington Hills, MI  48331



* With respect to these shares of Common Stock issued by the Company, the Company believes that these transactions did not involve any public offering, in as much as all these shares were issued to the Company's founders, officers, directors and others, who purchased the shares for investment purposes only and not with a view to further public distribution. Further, no commissions were paid to any persons in connection with such sales, no advertising of any nature was made in connection with the sale of said shares, all Company information was made available to said purchasers, and said purchasers were required to execute a subscription agreement restating the aforementioned, among other things. Accordingly, the Company believes that the aforementioned transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 25.  Exhibits.


Number    Document
---------------------------------------------------------------------
1.1       Selling Agents Agreement.

3.1 Articles of Incorporation of Alvarada, Inc. (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.1)

3.2 Amendment to the Articles of Incorporation dated March 1, 1995 (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.2)

3.3 Amendment to the Articles of Incorporation dated March 3, 1995 (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.3)

3.4 Amendment to the Articles of Incorporation dated May 23, 1995 (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.4)

3.5 Bylaws of Alvarada, Inc. (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.5)

3.6       Articles of Incorporation of International Gene Group
          (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.6)

3.7       Bylaws of the Company of International Gene Group
          (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.7)

3.8 Articles of Incorporation of Agricultural Glycosystems, Inc. (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.8)

3.9 Bylaws of the Company of Agricultural Glycosystems, Inc. (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 3.9)

4.1 Specimen certificate for Common Stock (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 4.1)

5.1       Opinion of Conrad C. Lysiak.

10.1 Agreement and Plan of Reorganization (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 - Exhibit 10.1)

Number    Document
---------------------------------------------------------------------

10.2 Licensing Agreement with Dr. Platt (incorporated by reference from Form 10 filed with the Commission on July 20, 1995 -
          Exhibit 10.2)

10.3 Office Lease (incorporated by reference from Form 10/A filed with the Commission on April 15, 1996 - Exhibit 10.3)

10.4 Licensing Agreement with The Government of Israel incorporated by reference from Form 10/A filed with the Commission on April 15, 1996 - Exhibit 10.3)

10.5 Non-Qualified Incentive Stock Option Plan (incorporated by reference from Form S-8 filed with the Commission on May 14, 1996, SEC Filed No. 333-4764 - Exhibit 10.1)

10.6      Warrant Agreement with Trinity American Corporation.

10.7 Consulting Agreement with Richard Salter and Amendment thereto.

10.8      Consulting Agreement with Keith Greenfield.

10.9      Consulting Agreement with James C. Czirr.

10.10     Warrant Agreement with James C. Czirr.

16.1 Letter from Fruci & Associates (incorporated by reference from Form 10/A filed with the Commission on August 8, 1996 -
          Exhibit 16.1)

24.1      Consent of Kevin Williams & Associates.

24.2      Consent of Conrad C. Lysiak.

27        Financial Data Schedule.

     All other schedules and exhibits are omitted, as the required information is not applicable or is not present in amount sufficient to require submission of the schedule or because the information required is included in the financial statements and notes thereto.

ITEM 26.  Undertakings.

A.   The undersigned Registrant hereby undertakes:

     To provide to the Underwriters, if any, at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

B.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,
     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Insofar as indemnification for liabilities arising under the securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on the 11th day of November, 1996.

                                       IGG INTERNATIONAL, INC.

                                       BY:  /s/  Bradley J. Carver, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Carver, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statemetn, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act an thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures                         Title                            Date

/s/ David Platt, Ph.D              Chief Executive Officer         11/12/96
                                   and Chairman of the
                                   Board of Directors

/s/ Bradley J. Carver              President, Chief Financial      11/12/96
                                   Officer, Treasurer and a
                                   member of the Board of
                                   Directors